As filed with the Securities and Exchange Commission on July 29, 2014

Registration No. 333-197508

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1 /A1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

JOYMAIN INTERNATIONAL DEVELOPMENT GROUP INC.
(Name of small business issuer in its charter)

Nevada	5070	68-0681552
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

No. 30 N. Zhongshan Road, Floor 40, Guluo District, Nanjing
Jiangsu Province, P.R.C. 210008
Tel: 011-86-18652999667

Copies to:
Hunter Taubman Weiss LLP
130 W. 42nd Street, Suite 1050
New York, NY 10036

Approximate date of proposed sale to the public:
As soon as practicable after the effective date of the registration statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]		Accelerated filer [ ]
Non-accelerated filer [ ]	(Do not check if a smaller reporting company)	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		maximum	maximum
		offering	aggregate
Title of each class of securities	Amount to be	price per	offering	Amount of
to be registered	registered (1)	share(2)	price(2)	registration fee
Common Stock, $0.001 par value	172,000,000	$0.07	$12,040,000	$1,550.75

Total	172,000,000	$0.07	$12,040,000	$1,550.75

(1)

In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement includes an indeterminate number of additional shares as may be issuable as a result of stock splits or stock dividends which occur during this continuous offering.

(2)

There is no current market for the securities. Although the registrant’s common stock has a par value of $0.001, the registrant believes that the calculations offered pursuant to Rule 457(f)(2) are not applicable and, as such, the registrant has valued the common stock in good faith and for the purposes of the registration fee, based on $0.07 per share. In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED July 29, 2014

PROSPECTUS

172,000,000 Shares of Common Stock

JOYMAIN INTERNATIONAL DEVELOPMENT GROUP INC.

            This prospectus relates to an initial offering of shares of common stock of Joymain International Development Group Inc., a Nevada corporation (the “Company” or “we”, “us”), par value $0.001 per share ( “Common Stock”). We may offer and sell from time to time up to 172,000,000 shares of our Common Stock at a fixed price of $0.07 per share ( the “Offering” and Share(s)” ). There is no minimum number of Shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered Shares.

            The offering is being conducted on a self-underwritten, best efforts basis, which means our management and/or controlling shareholder will attempt to sell the Shares pursuant to this Prospectus directly to the public, with no commission or other remuneration payable to them for any Shares they may sell. In offering the Shares on our behalf, management and controlling shareholder will rely on the safe harbor from broker-dealer registration set forth in Rule 3a4-1 under the Securities and Exchange Act of 1934, as amended ( the “Exchange Act”). The Shares will be offered at a fixed price of $0.07 per share for a period of 120 days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) the date when we decide to do so, or (ii) when the Offering is fully subscribed for

	Offering Price		Proceeds to Company
	Per Share	Commissions	Before Expenses
Common Stock	$0.07	Not Applicable	$12,040,000
Total	$0.07	Not Applicable	$12,040,000

            Our Common Stock is currently quoted on the OTC Bulletin Board and OTCQB under the symbol “JIDG”. As the date of this Prospectus, no shares of our Common Stock have been traded.

            We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

            An investment in our common stock is speculative and involves a high degree of risk. See “Risk Factors” beginning at page 10.

            Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 29, 2014

     We have not authorized any person to give you any supplemental information or to make any representations for us. You should not rely upon any information about us that is not contained in this prospectus or in one of our public reports filed with the Securities and Exchange Commission (“SEC”) and incorporated into this prospectus. Information contained in this prospectus or in our public reports may become stale. You should not assume that the information contained in this prospectus, any prospectus supplement or the documents incorporated by reference are accurate as of any date other than their respective dates, regardless of the time of delivery of this prospectus or of any sale of the shares. Our business, financial condition, results of operations and prospects may have changed since those dates. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted.

ITEM 3. SUMMARY INFORMATION, RISK FACTORS AND RATIO OF EARNINGS TO FIXED CHANGES

This summary highlights selected information appearing elsewhere in this prospectus. While this summary highlights what we consider to be the most important information about us, you should carefully read this prospectus and the registration statement of which this prospectus is a part in their entirety before investing in our common stock, especially the risks of investing in our common stock, which we discuss later in “Risk Factors,” and our financial statements and related notes beginning on page 10 and F-1, respectively. Unless the context requires otherwise, the words the “Company,” “Joymain International” “we,” “us” or “our” are references to the combined business of references to the combined business of Joymain International Development Group Inc. (formerly known as Advento Inc.). References to “China” or “PRC” are references to the People’s Republic of China. References to “RMB” are to Renminbi, the legal currency of China, and all references to “$” and dollar are to the U.S. dollar, the legal currency of the United States. All market and industry data provided in this prospectus represents information that is generally available to the public and was not prepared for us for a fee. We did not fund nor were we otherwise affiliated with these sources and we are not attempting to incorporate the information on external web sites into this prospectus. We are only providing textual reference of the information of market and industry data and the web addresses provided in this prospectus are not intended to be hyperlinks and we do not assure that those external web sites will remain active and current.

Special Note Regarding Forward-Looking Statements

This report contains forward-looking statements and information that are based on the beliefs of our management as well as assumptions made by and information currently available to us. Such statements should not be unduly relied upon. When used in this report, forward-looking statements include, but are not limited to, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan” and similar expressions, as well as statements regarding new and existing products, technologies and opportunities, statements regarding market and industry segment growth and demand and acceptance of new and existing products, any projections of sales, earnings, revenue, margins or other financial items, any statements of the plans, strategies and objectives of management for future operations, any statements regarding future economic conditions or performance, uncertainties related to conducting business in China, any statements of belief or intention, and any statements or assumptions underlying any of the foregoing. These statements reflect our current view concerning future events and are subject to risks, uncertainties and assumptions. There are important factors that could cause actual results to vary materially from those described in this report as anticipated, estimated or expected, including, but not limited to: competition in the industry in which we operate and the impact of such competition on pricing, revenues and margins, volatility in the securities market due to the general economic downturn; Securities and Exchange Commission (the “SEC”) regulations which affect trading in the securities of “penny stocks,” and other risks and uncertainties. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward- looking statements, even if new information becomes available in the future. Depending on the market for our stock and other conditional tests, a specific safe harbor under the Private Securities Litigation Reform Act of 1995 may be available. Notwithstanding the above, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act expressly state that the safe harbor for forward-looking statements does not apply to companies that issue penny stock. Because we may from time to time be considered to be an issuer of penny stock, the safe harbor for forward-looking statements may not apply to us at certain times.

Our Company

Corporate Background

We were incorporated in the State of Nevada on August 4, 2010 under the name Advento, Inc.

We originally planned to market and distribute an assortment of residential and commercial shower cabinets produced by Hangzhou Yongsheng Holdings Co., Ltd in the European and North American market. However, in connection with a change of control transaction that closed on March 12, 2013 which is more fully described below under the section below titled “Change of Control”, we appointed a new executive management team and changed our planned business operations.

Change in Control

On March 12, 2013, pursuant to the terms of a Share Exchange Agreement, Mr. Xijian Zhou acquired an aggregate of 750,000,000 shares of our common stock, representing 82.92% of our issued and outstanding shares as of March 12, 2013. Effective March 12, 2013, (a) Mr. Liangwei Wang resigned as president, secretary, treasurer, and director of our company; (b) Mr. Suqun Lin, was appointed as our sole director, president, secretary and treasurer. Our company did not receive any proceeds from the transaction. In accordance with the terms of the agreement our company at the closing of the agreement had no assets and liabilities. We anticipate to raise additional funding for our operating costs and business development activities. There is no assurance that we will be able to successfully raise funds.

Name Change and Increase of Authorized Shares

On March 21, 2013, we received written consent from the holder of 82.92% of our voting securities and our board of directors approved the name change of our company from Advento, Inc. to Joymain International Development Group Inc. and to effect a forward split of our issued and outstanding shares on a basis of 300 new for 1 old. Upon effect of the forward split, our company’s issued and outstanding shares of common stock increased from 3,015,000 to 904,500,000 shares of common stock, with a par value of $0.001. The board of directors and stockholders also approved to increase our company’s authorized capital from 75,000,000 to 1,500,000,000 shares of common stock, with a par value of $0.001.

Effective March 28, 2013, the Nevada Secretary of State accepted for filing of a Certificate of Amendment to our Articles of Incorporation to change our name from Advento, Inc. to Joymain International Development Group Inc. and to increase our authorized capital from 75,000,000 to 1,500,000,000 shares of common stock, par value of $0.001. These amendments became effective on April 10, 2013 upon approval from the Financial Industry Regulatory Authority (“FINRA”). Also effective April 10, 2013, pursuant to the 300 new for 1 old forward split, our company’s issued and outstanding shares of common stock increased from 3,015,000 to 904,500,000 shares, par value of $0.001.

The amendments became effective with the Over-the-Counter Bulletin Board April 10, 2013. Our ticker symbol changed from “ADTO ” to “ JIDG ” to better reflect our new name. Our new CUSIP number is 48125Q101.

Plan of Operations and Current Status

We plan to develop, source, market and distribute healthcare related consumer products in the global market and when practicable, acquire an existing company or business in the production or distribution of health consumer goods in the United States. Our principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through development and distribution of various healthcare related consumer products and acquisition of a business rather than immediate, short-term earnings.

The analysis of new business opportunities will be undertaken by or under the supervision of our management. Our company has unrestricted flexibility in seeking, analyzing and participating in potential business opportunities. In its efforts to analyze business opportunities, we will consider the following factors:

  Potential for growth, indicated by new technology, anticipated market expansion or new products;

  Competitive position as compared to other firms of similar size and experience within the industry segment as well as within the industry as a whole;

  Strength and diversity of management, either in place or scheduled for recruitment;

  Capital requirements and anticipated availability of required funds, to be provided by the Company or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources;

  The cost of participation by our company as compared to the perceived tangible and intangible values and potentials;

  The extent to which the business opportunity can be advanced;

  The accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items; and

  Other relevant factors.

On June 25, 2014, we entered into a distribution agreement with Right Fortune International Limited to distribute Yolexury and Yolexury Travel Pack, a health juice product which increases energy and stamina, helps to main healthy cardio vascular function and promotes healthy digestive system. According to the distribution agreement, we will be granted exclusive distribution rights in the Greater China (Mainland China, Hong Kong, Macao and Taiwan) for calendar year 2014. Right Fortune will manufacture products in accordance with purchase orders placed by us. Furthermore, Right Fortune has provided covenants that all products will meet standards including but not limited to Good Manufacturing Practice standards and qualifications, Certificate of Free Sale and Sanitation standards and qualifications, and are of the highest quality and tested by a third party lab. We are responsible for assuring that manufacturing and packaging is completed within USA standards and practices. We expect that by entering into this distribution agreement, we will start to build up our reputation as a distributor of health products and consumer goods, and expand our distribution network, which will result in positive cash flow. In addition, we are currently seeking to obtain the distribution rights for a marine phytophlankton product that aids blood cleaning and detoxification and bolsters the immune system and a rice cereal product that boosts needed energy and vitality. We intend to start to distribute the product through a multi-level marketing company affiliated to us in China in the next six months. To facilitate our growth, we acquired a HK trading company, Dao Sheng Trading Limited for HK$10,000 and set up Joymain International Intellectual Property Limited in Hong Kong in May 2014. We consider Hong Kong as an ideal location to connect to all Asian markets and it provides a comprehensive and advanced legal system for trading and intellectual property protection. Based on the recent developments of our business, in particular our distribution agreement with Right Fortune, we no longer consider ourselves to be a shell company, although we are still in the developmental stage as we have yet to generate substantive revenue from our chosen business and operations.

We are currently in the development stage and have negative working capital, negative stockholders’ equity and have not earned any revenues from operations to date. These conditions raise substantial doubt about our ability to continue as a going concern. We are currently devoting our efforts to locating new products and acquisition candidates. Our ability to continue as a going concern is dependent upon our ability to develop additional sources of capital, locate and complete a merger with another company, and ultimately, achieve profitable operations.

We anticipate that the process of developing healthcare related consumer products and the selection of a business acquisition will be complex and extremely risky. Because of general economic conditions, rapid technological advances being made in some industries and shortages of available capital, our management believes that there are numerous firms seeking even the limited additional capital which we will have and/or the perceived benefits of becoming a publicly traded corporation. Such perceived benefits of becoming a publicly traded corporation include, among other things, facilitating or improving the terms on which additional equity financing may be obtained, providing liquidity for the principals of and investors in a business, creating a means for providing incentive stock options or similar benefits to key employees, and offering greater flexibility in structuring acquisitions, joint ventures and the like through the issuance of stock. Potentially available business acquisition may occur at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

EMPLOYEES

We currently have 5 employees including our officers. Our officers are engaged in outside business activities and are anticipated to devote limited time to our business until the acquisition of a successful business opportunity has been identified. Our current officers and director and any other directors and officers hereafter appointed or elected will devote their time to our affairs on an as needed basis, this, depending on the circumstances, could amount to as little as 20 hours per month, or more than 80 hours per month.

Summary of the Offering

            This offering relates to the offer and sale of our common stock by the selling stockholders identified in this prospectus. The selling stockholders will determine when they will sell their shares, and in all cases will sell their shares at the current market price or at negotiated prices at the time of the sale. Although we have agreed to pay the expenses related to the registration of the shares being offered, we will not receive any proceeds from the sale of the shares by the selling stockholders.

Issuer	Joymain International Development Group Inc.

Securities being offered	Up to 172,000,000 shares of Common Stock

Price per Share	$0.07

Duration of the Offering

The shares will be offered for a period of 120days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) the date when the sale of all 172,000,000 shares is completed, (ii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 172,000,000 shares registered under the Registration Statement of which this Prospectus is part. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

Common stock outstanding as of July 28, 2014	953,830,000

Shares of common stock outstanding following the Offering:	Up to 1,125,830,000

Amount of the Offering	Up to $12,040,000

Minimum Purchase	Not applicable

Use of proceeds	We intend to use proceeds from the Offering for working capital, execution of our operational plan, acquisitions and other general corporate purposes. See "Use of Proceeds" for additional information.

Risk Factors

An investment in our common stock is speculative and involves substantial risks. You should read the "Risk Factors" section beginning on page 10 of this prospectus for a discussion of certain factors to consider carefully before deciding to invest in shares of our common stock.

Plan of Distribution	The shares of common stock covered by this prospectus may be sold by the selling stockholder in the manner described under "Plan of Distribution."

Stock Symbol	JIDG

Summary Financial Information

            The following summary financial data for the fiscal years ended April 30, 2014 and 2013, and the period from August 4, 2010 (inception) through April 30, 2014 were derived from the financial statements. This information is only a summary and does not provide all of the information contained in our financial statements and related notes. You should read the “Management’s Discussion and Analysis or Plan of Operation” beginning on page 41 of this prospectus and our financial statements and related notes included elsewhere in this prospectus.

STATEMENT OF OPERATIONS DATA:

			For the Period
			From
			August 4, 2010
			(Inception)
	For the Years Ended		Through
	30 April		April 30,
	2014	2013	2014

REVENUE	$-	$-	$-

EXPENSES	167,465	44,796	230,577

Loss from operations	(167,465)	(44,796)	(230,577)
Other Income:
Interest income	1,806		1,806
Total other income	1,806	-	1,806

Loss before income taxes	(165,659)	(44,796)	(228,771)
Provision for income taxes	-	-	-

NET LOSS	$(165,659)	$(44,796)	$(228,771)
BASIC AND DILUTED:
Loss per common share	a	a
WEIGHTED AVERAGE NUMBER OF COMMON SHARES	945,720,959	904,500,000

a= Less than ($0.01) per share

BALANCE SHEETS DATA:

	April 30,	April 30,
	2014	2013
ASSETS
CURRENT ASSETS:
Cash	$1,301,748	$-
Prepaid expenses	900	1,945
TOTAL CURRENT ASSETS	1,302,648	1,945
PROPERTY AND EQUIPMENT - Net	1,955	-

TOTAL ASSETS	$1,304,603	$1,945
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable	$12,688	$5,909
Due to related parties	39,855	27,113
TOTAL CURRENT LIABILITIES	52,543	33,022

STOCKHOLDERS' EQUITY (DEFICIT):
Common stock,1,500,000,000 shares authorized, par value $0.001, 953,830,000 and 904,500,000 shares issued and outstanding at April 30, 2014 and 2013, respectively	953,830	904,500
Additional Paid-in Capital	1,403,251	3,785
Deficit accumulated during the development stage	(1,105,021)	(939,362)

TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	1,252,060	(31,077)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$1,304,603	$1,945

RISK FACTORS

Before deciding to purchase, hold or sell our common stock, you should carefully consider the risks described below, as well as the other cautionary statements and risks described elsewhere and the other information contained in this Report and in our other filings with the SEC, including subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. We operate in a rapidly changing environment that involves a number of risks. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. If any of these known or unknown risks actually occur, our business, financial condition or results of operations could be materially and adversely affected and you may lose all or part of your investment.

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED TO OUR BUSINESS

We are a development stage company and have commenced limited operations in our business. We expect to incur significant operating losses for the foreseeable future.

We were incorporated on August 4, 2010 and to date have been involved primarily in organizational activities. We have commenced limited business operations. Accordingly, we have no way to evaluate the likelihood that our business will be successful. Potential investors should be aware of the difficulties normally encountered by new distribution companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. Prior to shipping fist shower cabinets, we anticipate that we will incur increased operating expenses without realizing any revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful. Even though we believe that we will start to generate revenue from selling our shower cabinets by the end of 2014, there is no assurance that we ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

To maximize our potential for future growth and achieve our expected revenues, we need to manage growth in our current operations.

In order to maximize potential growth in our current and potential markets, we believe that we must expand our sourcing, market research and marketing operations. This expansion will place a significant strain on our management and on our operational, accounting, and information systems. We expect that as we continue to grow we will need to improve our financial controls, operating procedures, and management information systems to handle increased operations. We will also need to effectively train, motivate, and manage our employees. Failure to manage our growth could disrupt our operations and ultimately prevent us from generating the revenues we expect.

We cannot assure you that our acquisition growth strategy will be successful.

In addition to our organic growth strategy we also expect to grow through strategic acquisitions. We cannot assure you that our acquisitions will be successful or that we will have the funds to pursue any acquisitions. Further, even if we are able to complete strategic acquisitions, as expected, we will face challenges such as integration of systems, personnel and corporate culture that may impact our ability to successfully integrate acquired businesses into our overall corporate structure, which would negatively impact our business, operations and financial performance.

If we are not able to implement our strategies to achieve our business objectives, our business operations and financial performance may be adversely affected.

Our business plan and growth strategy is based on currently prevailing circumstances and the assumption that certain circumstances will or will not occur, as well as the inherent risks and uncertainties involved in various stages of development. However, there is no assurance that we will be successful in implementing our strategies or that our strategies, even if implemented, will lead to the successful achievement of our objectives. If we are not able to successfully implement our strategies, our business operations and financial performance may be adversely affected.

Any funding we raise through the sale of our common stock will result in dilution to existing shareholders and funding through bank loans will increase our liabilities.

We are raising capital in order for our business plan to succeed trough this offering. Such stock issuances will cause stockholders' interests in our company to be diluted. Such dilution will negatively affect the value of investors’ shares. Obtaining commercial loans, assuming those loans would be available, will increase the Company's liabilities and future cash commitments.

We have yet to earn revenue and our ability to sustain our operations is dependent on our ability to raise financing. As a result, there is substantial doubt about our ability to continue as a going concern.

Our cash and cash equivalents is our principal source of liquidity. At April 30, 2014, we had $1,301,748 in cash and cash equivalents, $900 in prepaid expenses, accounts payable of $12,688, due to related parties of $39,855. At April 30, 2013, we had $1,945 in prepaid expenses, accounts payable of $5,909, and loans from shareholders of $27,113. In July 2013, we received $1,479,900 from the sale of 49,330,000 shares of common stock and incurred $31,104 offering costs related to the transaction. As of April 30, 2014 and 2013, we had accumulated deficits of $1,105,021 and $939,362. Accordingly, there is substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent on our ability to raise additional capital and implement our business plan. RBSM LLP, our independent registered public accounting firm, has expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise funds. If we fail to raise sufficient capital needed, we will not be able to complete our business plan. As a result we may have to liquidate our business and you may lose your investment. You should consider our independent registered public accountant’s comments when determining if an investment is suitable.

We will depend almost exclusively on outside capital to complete the development of a business plan. Such outside capital will include proceeds from the issuance of equity securities and may include commercial borrowing. There can be no assurance that capital will be available as necessary to meet these development costs or, if the capital is available, that it will be on terms acceptable to the Company.

If we are successful in raising the funds from this offering, we plan to start our operations described in Plan of Operation section. We cannot provide investors with any assurance that we will be able to raise sufficient funds to proceed with any work or activities.

We depend on third parties to supply products; any adverse changes in such supply or the costs of products may adversely affect our operations.

We currently obtain our products from third parties. The supply of these products can be adversely affected by any material change in the economic and political conditions in China, which may, in turn, result in increased costs to purchase these products.

We depend on third parties to supply products, and any failure of our products to comply with safety requirements set by government may adversely affect our results from operations.

We currently obtain our products from third parties. We may fail to ensure the supplied goods to be compliance with safety regulation and rules set by government, which may, in turn, results in losing our customers and region distributors which would adversely affect our revenues and stockholder value.

If we do not attract customers or lower tier distributors, we will not make a profit, which ultimately will result in a cessation of operations.

We currently have signed one distribution agreement to distribute exclusively a health juice product in the Greater China (Mainland China, Hong Kong, Macao and Taiwan) for calendar year 2014. We have not identified any end customers or lower tier distributors and we cannot guarantee we ever will be able to place an order with the producer. Even if we obtain customers or lower tier distributors, there is no guarantee that we will generate a profit. If we cannot generate a profit, we will have to suspend or cease operations. You are likely to lose your entire investment if we cannot sell shower cabinets at prices which generate a profit.

We operate in a highly competitive environment, and if we are unable to compete with our competitors, our business, financial condition, results of operations, cash flows and prospects could be materially adversely affected.

We operate in a highly competitive environment. Our competition includes large, small and midsized companies, and many of them may distribute the same or similar shower cabinets in our markets at competitive prices. Highly competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects.

The ongoing uncertainty in global economic conditions may negatively impact our business, operating results or financial condition.

The continuing unfavorable global economic conditions and uncertainty have caused a general tightening in the credit markets, lower levels of liquidity, increases in the rates of default and bankruptcy and extreme volatility in credit, equity and fixed income markets. These macroeconomic conditions could negatively affect our business, operating results or financial condition in a number of ways. For example, current or potential clients may be unable to fund software purchases, which could cause them to delay, decrease or cancel purchases of our products and services or to not pay us or to delay paying us for previously purchased products and services. Our clients may cease business operations or conduct business on a greatly reduced basis.

Because company’s headquarters are located outside of the United States, U.S. investors may experience difficulties in attempting to affect service of process and to enforce judgments based upon U.S. federal securities laws against the company and its non U.S. resident officer and director.

While we are organized under the laws of State of Nevada, our management, our officers and directors are non-U.S. residents, and our headquarters are located outside of the United States. Consequently, it may be difficult for investors to affect service of process on him in the United States and to enforce in the United States judgments obtained in United States courts against him based on the civil liability provisions of the United States securities laws. Since all our assets will be located in China it may be difficult or impossible for U.S. investors to collect a judgment against us. As well, any judgment obtained in the United States against us may not be enforceable.

We may engage in future acquisitions, which may be expensive and time consuming and from which we may not realize anticipated benefits.

We may acquire additional businesses, technologies and products if we determine that these additional businesses, technologies and products are likely to serve our strategic goals. The specific risks we may encounter in these types of transactions include but are not limited to the following:

  potentially dilutive issuances of our securities, the incurrence of debt and contingent liabilities and amortization expenses related to intangible assets with indefinite useful lives, which could adversely affect our results of operations and financial condition;

  using cash as acquisition currency may adversely affect interest or investment income, which may in turn adversely affect our earnings and /or earnings per share;

  difficulty in fully or effectively integrating any acquired technologies or software products into our current products and technologies, which would prevent us from realizing the intended benefits of the acquisition;

  difficulty in predicting and responding to issues related to product transition such as development, distribution and client support;

  the possible adverse effect of such acquisitions on existing relationships with third party partners and suppliers of technologies and services;

  the possibility that staff or clients of the acquired company might not accept new ownership and may transition to different technologies or attempt to renegotiate contract terms or relationships, including maintenance or support agreements;

  the possibility that the due diligence process in any such acquisition may not completely identify material issues associated with product quality, product architecture, product development, intellectual property issues, key personnel issues or legal and financial contingencies, including any deficiencies in internal controls and procedures and the costs associated with remedying such deficiencies;

  difficulty in entering geographic and business markets in which we have no or limited prior experience;

  difficulty in integrating acquired operations due to geographical distance and language and cultural differences; and

  the possibility that acquired assets become impaired, requiring us to take a charge to earnings which could be significant.

A failure to successfully integrate acquired businesses or technology could, for any of these reasons, have an adverse effect on our financial condition and results of operations.

We will incur increased costs as a result of being a public company.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the Securities and Exchange Commission (the “SEC”), and any potential stock exchange listing requirements, has imposed various requirements on public companies, including requiring changes in corporate governance practices. Our management and other personnel will need to devote a substantial amount of time to these compliance requirements and any new requirements that the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 may impose on public companies. Moreover, these rules and regulations, along with compliance with accounting principles and regulatory interpretations of such principles, have increased and will continue to increase our legal, accounting and financial compliance costs and have made and will continue to make some activities more time-consuming and costly. For example, we expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantial costs to maintain the same or similar coverage. These rules and regulations could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors or our board committees, or as executive officers. We will evaluate the need to hire additional accounting and financial staff with appropriate public company experience and technical accounting and financial knowledge. We estimate the additional costs we expect to incur as a result of being a public company to be approximately more than $200,000 annually, but we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. Additionally, if we are unable to comply with the Sarbanes-Oxley Act’s internal controls requirements, we may not be able to obtain the independent auditor certifications that Sarbanes-Oxley Act requires publicly-traded companies to obtain.

Because our controlling shareholder own 78.6% or more of our outstanding common stock, he will make and control corporate decisions that may be disadvantageous to minority shareholders.

Our controlling shareholder, Mr. Xijian Zhou owns 750,000,000 shares of Common Stock, representing 78.6% of issued and outstanding common stock as the date hereof. Accordingly, he has significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Mr. Zhou may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

RISKS ASSOCIATED WITH THIS OFFERING AND SHARES OFFERED

Investors cannot withdraw funds once invested and will not receive a refund.

Investors do not have the right to withdraw invested funds. Subscription payments will be paid to Joymain International Development Group, Inc. and held on our corporate bank account if the Subscription Agreements are in good order and the investor is accepted as an investor by the Company. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

Our management and/or controlling shareholder do not have any prior experience conducting a best-effort offering nor any type of offering and as a result of this we may not be able to raise sufficient funds to continue operations successfully.

Our management and/or controlling shareholder do not have any experience conducting a best-effort offering nor any type of offering. Consequently, we may not be able to raise any funds successfully. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

The Offering price and other terms of this Offering have been arbitrarily determined and may not be indicative of future market prices.

The Offering price was not established in a competitive market, but was arbitrarily determined by us. The Offering price bears no relationship to our assets, book value, historical results of operations or any other established criterion of value, and may not be indicative of the fair value of the Common Stock. The trading price of the Common Stock that will prevail in the market in the future may be higher or lower than the price per share the investors pay in the Offering.

The public market may not agree with the determination of the Offering price, in which case investors may not be able to sell their shares at or above the Offering price, thereby resulting in losses on sale. The market price of the Common Stock will fluctuate significantly in response to a variety of factors, some of which are beyond the Company’s control, such as changes in earnings estimates or recommendations by securities analysts, industry developments and general market conditions and other factors, including factors unrelated to the Company’s own operating performance or the condition or prospects of the industry in which it operates.

Further, the stock market in general, and securities of small-cap companies in particular, have experienced extreme price and volume fluctuations since 2008. Continued market fluctuations could result in volatility in the price of the Common Stock and a decline in the value of the Common Stock. Additionally, price volatility might be more severe if the trading volume of the Common Stock is low.

When this registration statement becomes effective, there will be a significant number of shares of Common Stock eligible for sale, which could depress the market price of such stock.

Once this registration statement is effective, a large number of shares of Common Stock will become available for sale in the public market, which could harm the market price of the stock. Further, shares may be offered from time to time in the open market pursuant to Rule 144, and these sales may have a depressive effect as well.

The trading in our shares will be regulated by the Securities and Exchange Commission Rule 15g-9 which established the definition of a “penny stock.”

The shares being offered are defined as a penny stock under the Exchange Act and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $2,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

The market for penny stocks has experienced numerous frauds and abuses which could adversely impact investors in our stock.

OTC securities are frequent targets of fraud or market manipulation, both because of their generally low prices and because OTC reporting requirements are less stringent than those of the stock exchanges or NASDAQ.

Patterns of fraud and abuse include:

  Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
  Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
  “Boiler room” practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;
  Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and
  Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market.

We are selling this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our management and/or controlling shareholder, who will receive no commissions. There is no guarantee that they will be able to sell any of the shares.

We have not purchased any insurance which may make us exposed to a liability action.

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

RISKS RELATING TO REGULATION OF OUR BUSINESS

Uncertainties with respect to the governing regulations could have a material and adverse effect on us.

There are substantial uncertainties regarding the interpretation and application of the PRC laws and regulations, including, but not limited to, the laws and regulations governing our business and our ownership of the equity interests in our PRC subsidiaries, both of which are wholly foreign owned enterprise under the PRC laws. PRC laws and regulations are frequently subject to change due to rapid economic and social development and many of them were newly enacted within the last 10 years. The effectiveness of newly enacted laws, regulations or amendments may be delayed, resulting in detrimental reliance by foreign investors. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively.

The PRC government has broad discretion in dealing with violations of laws and regulations, including levying fines, revoking business permits and other licenses and requiring actions necessary for compliance. In particular, licenses and permits issued or granted to the PRC subsidiary by relevant governmental bodies may be revoked at a later time by higher regulatory bodies. We cannot predict the effect of the interpretation of existing or new PRC laws or regulations on our businesses. We cannot assure you that our current ownership and operating structure would not be found to be in violation of any current or future PRC laws or regulations. As a result, we may be subject to sanctions, including fines, and could be required to restructure our operations or cease to provide certain services. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention. Any of these or similar actions could significantly disrupt our business operations or restrict us from conducting a substantial portion of our business operations, which could materially and adversely affect our business, financial condition and results of operations.

Our PRC subsidiaries will be subject to restrictions on dividend payments.

We conduct all of our business through our consolidated subsidiaries incorporated in the PRC. We rely on dividends paid by these consolidated subsidiaries for our cash needs, including the funds necessary to pay any dividends and other cash distributions to our stockholders, to service any debt we may incur and to pay our operating expenses. The payment of dividends by entities established in the PRC is subject to limitations. Current regulations in the PRC would permit the PRC subsidiaries to pay dividends to us only out of its accumulated distributable profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, our PRC subsidiaries will be required to set aside at least 10% (up to an aggregate amount equal to half of its registered capital) of its accumulated profits each year. Such cash reserve may not be distributed as cash dividends. In addition, if any PRC subsidiary incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments to us. Under U.S. GAAP (Financial Accounting Standard Board (“FASB”) Accounting Standard Codification (“ASC”) Topic 740-30, no deferred tax expense is required to be recorded on the earnings of foreign subsidiaries when the parent company establishes that the earnings will be permanently reinvested outside the U.S. If dividend payments are made by our subsidiaries to the US parent, additional U.S. tax could become due in future years. At the time of the repatriation or investment in U.S. property, the U.S. will tax the foreign earnings as a dividend and will allow a foreign tax credit for any foreign taxes previously paid on the earnings. To the extent that dividend payments are made by our PRC subsidiaries to our US Parent additional tax may be due.

PRC regulations on loans and direct investments by overseas holding companies in PRC entities may delay or prevent us to make overseas loans or additional capital contributions to our PRC subsidiary.

Under the PRC laws, foreign investors may make loans to their PRC subsidiaries or foreign investors may make additional capital contributions to their PRC subsidiaries. Any loans to such PRC subsidiaries are subject to the PRC regulations and foreign exchange loan registrations, i.e. loans by foreign investors to their PRC subsidiaries to finance their activities cannot exceed statutory limits and must be registered with the State Administration of Foreign Exchange (the “SAFE”), or its local branch. Foreign investors may also decide to finance their PRC subsidiaries by means of additional capital contributions. These capital contributions must be examined and approved by the Ministry of Commerce of the People’s Republic of China (the “MOFCOM”), or its local branch in advance. These registration or approval procedures may delay or prevent us from making overseas loans or additional capital contributions to our PRC subsidiaries.

Under the PRC Enterprise Income Tax Law, we may be classified as a “resident enterprise” of China, and such classification would likely result in unfavorable tax consequences to us and our non-PRC stockholders.

On March 16, 2007, the National People’s Congress (the “NPC”), approved and promulgated the new PRC Enterprise Income Tax Law (herein referred as the “EIT Law”). The EIT Law took effect on January 1, 2008. Under the EIT Law, Foreign Investment Enterprises (“FIEs”), and domestic companies are subject to a uniform tax rate of 25%.

In addition, under the EIT Law, an enterprise established outside of China with “de facto management bodies” within China is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. The implementing rules of the EIT Law define de facto management as “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise. On April 22, 2009, the State Administration of Taxation, or the SAT, issued a circular, or SAT Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China, which include all of the following conditions: (a) the location where senior management members responsible for an enterprise’s daily operations discharge their duties; (b) the location where financial and human resource decisions are made or approved by organizations or persons; (c) the location where the major assets and corporate documents are kept; and (d) the location where more than half (inclusive) of all directors with voting rights or senior management have their habitual residence. Further to SAT Circular 82, on August 3, 2011, the SAT issued the Administrative Measures of Enterprise Income Tax of Chinese-Controlled Offshore Incorporated Resident Enterprises (Trial), or SAT Bulletin 45, to provide more guidance on the implementation of SAT Circular 82; the bulletin became effective on September 1, 2011. SAT Bulletin 45 further clarifies certain issues in the areas of resident status determination, post-determination administration and competent tax authorities. It also specifies that when provided with a copy of Chinese tax resident determination certificate from a resident Chinese controlled offshore incorporated enterprise, the payer should not withhold 10% income tax when paying the Chinese-sourced dividends, interest, royalties, etc. to the Chinese controlled offshore incorporated enterprise. Although SAT Circular 82 and SAT Bulletin 45 only apply to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the determining criteria set forth in SAT Circular 82 and SAT Bulletin 45 may reflect the SAT’s general position on how the “de facto management body” text should be applied in determining the tax resident status of all offshore enterprises, regardless of whether they are controlled by PRC enterprises or individuals. Due to lack of applicable legal precedents, it remains unclear how the PRC tax authorities will determine the PRC tax resident treatment of a foreign company controlled by individuals like us.

If the PRC tax authorities determine that we are “resident enterprises” for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. First, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income as well as PRC enterprise income tax reporting obligations. In our case, this would mean that income such as interest on offering proceeds and non-China source income would be subject to PRC enterprise income tax at a rate of 25%. Second, although under the EIT Law and its implementing rules, dividends paid to us from our PRC subsidiaries would qualify as “tax-exempt income,” we cannot guarantee that such dividends will not be subject to a 10% withholding tax Finally, it is possible that “resident enterprise” classification could result in a situation in which a 10% withholding tax is imposed on dividends we pay to our non-PRC enterprise stockholders and with respect to gains derived by our non-PRC enterprise stockholders from transferring our shares and a 20% withholding tax is imposed on dividends we pay to our non-PRC individual stockholders and with respect to gains derived by our non-PRC individual stockholders from transferring our shares. We are actively monitoring the possibility of “resident enterprise” treatment for the applicable tax years and are evaluating appropriate organizational changes to avoid this treatment, to the extent possible.

If we were treated as a “resident enterprise” by PRC tax authorities, we would be subject to taxation in both the U.S. and China, and our PRC tax may not be credited against our U.S. tax.

If we receive any dividends from our PRC subsidiaries in the future, the dividends may be subject to PRC withholding tax.

The EIT Law and the Implementation Rules of the EIT Law provides that an income tax rate of 10% may be applicable to dividends payable to non-PRC investors that are “non-resident enterprises”, which (i) do not have an establishment or place of business in the PRC, or (ii) have such establishment or place of business in the PRC but the relevant income is not effectively connected with the establishment or place of business, to the extent such dividends are derived from sources within the PRC. The income tax for non-resident enterprises shall be subject to withholding at the income source, with the payer acting as the obligatory withholder under the EIT Law, and therefore such income taxes are generally called withholding tax in practice. We are an offshore holding company. Thus, if Joymain HK is considered as a “non-resident enterprise” under the EIT Law and the dividends paid to us by our subsidiaries in the PRC are considered income sourced within the PRC, such dividends may be subject to a withholding tax at a rate of 10%, unless otherwise reduced or exempted according to arrangement or treaty between the PRC central government and governments of other regions or countries where the “non-resident enterprise “is incorporated or resident.

In January 2009, the State Administration of Taxation, or SAT, promulgated the Provisional Measures for the Administration of Withholding of Enterprise Income Tax for Non-resident Enterprises (“Measures”), pursuant to which, the entities which have the direct obligation to make the following payment to a non-resident enterprise shall be the relevant tax withholders for such non-resident enterprise, and such payment includes: incomes from equity investment (including dividends and other return on investment), interests, rents, royalties, and incomes from assignment of property as well as other incomes subject to enterprise income tax received by non-resident enterprises in China. Given these Measures, our PRC subsidiaries have an obligation to withhold income tax in respect of the dividends paid to non-resident enterprise investors.

The new tax law provides only a framework of the enterprise tax provisions, leaving many details on the definitions of numerous terms as well as the interpretation and specific applications of various provisions unclear and unspecified. Any increase in the combined company’s tax rate in the future could have a material adverse effect on our financial conditions and results of operations.

We face uncertainty from China’s Circular on Strengthening the Administration of Enterprise Income Tax on Non-Resident Enterprises' Share Transfer (Circular 698 that was released in December 2009 with retroactive effect from January 1, 2008.)

The Chinese State Administration of Taxation released a circular (“Circular 698”) on December 10, 2009 that addresses the transfer of shares by nonresident companies. Circular 698, which is effective retroactively to January 1, 2008, may have a significant impact on many companies that use offshore holding companies to invest in China. Pursuant to Circular 698, where the withholding agent does not withhold in accordance with laws or can’t perform the withholding obligation, the non-resident enterprises shall file a tax declaration with the PRC tax authority located at the place of the resident enterprise whose equity has been transferred, within seven days after the date of the equity transfer provided under the contracts, or the date the transferor receives the income, whichever is earlier.

Where a foreign investor indirectly transfers equity interests in a Chinese resident enterprise by selling the shares in an offshore holding company, and the latter is located in a country or jurisdiction where the effective tax burden is less than 12.5% or where the offshore income of his, her, or its residents is not taxable, the foreign investor is required to provide the tax authority in charge of that Chinese resident enterprise with the relevant information within 30 days upon the execution of the equity transfer agreement.. Moreover, where a foreign investor indirectly transfers equity interests in a Chinese resident enterprise through an abuse of form of organization and there are no reasonable commercial purposes such that the enterprise income tax liability is avoided, the PRC tax authority will have the power to re-assess the nature of the equity transfer in accordance with PRC’s “substance-over-form” principle and deny the existence of the offshore holding company that is used for tax avoidance purposes.

There is uncertainty as to the application of Circular 698. For example, it is possible that the relevant PRC tax authorities have jurisdiction regarding requests for information over a wide range of foreign entities having no direct contact with China. Moreover, the relevant authority has not yet promulgated any formal provisions or formally declared or stated how to calculate the effective tax in the country or jurisdiction and to what extent and the process of the disclosure to the tax authority in charge of that Chinese resident enterprise. In addition, there are no formal declarations with regard to how to decide abuse of form of organization and reasonable commercial purpose, which can be utilized by us to balance if our company complies with the Circular 698. As a result, we may become at risk of being taxed under Circular 698 and we may be required to expend valuable resources to comply with Circular 698 or to establish that we should not be taxed under Circular 698, which could have a material adverse effect on our financial condition and results of operations.

PRC regulations relating to the establishment of offshore holding companies by PRC residents may subject our PRC resident beneficial owners or our PRC subsidiaries to liability or penalties, limit our ability to inject capital into our PRC subsidiaries, limit our PRC subsidiaries’ ability to increase their registered capital or distribute profits to us, or may otherwise adversely affect us.

In October 2005, SAFE issued the Notice on Issues Relating to the Administration of Foreign Exchange in Fund-raising and Return Investment Activities of Domestic Residents Conducted via Offshore Special Purpose Companies, or SAFE Notice 75, which became effective as of November 1, 2005. SAFE has also issued implemented rules to SAFE Notice 75. SAFE Notice 75 and its implementation rules require PRC residents (including both corporate entities and natural persons) to register with SAFE or its competent local branch in connection with their direct or indirect shareholding in any company outside of China referred to as an “offshore special purpose company” established for the purpose of raising funds from overseas to acquire assets of, or equity interests in, PRC companies. Under SAFE Notice 75, a “special purpose vehicle”, or SPV, refers to an offshore entity established or controlled, directly or indirectly, by PRC residents for the purpose of seeking offshore equity financing using assets or interests owned by such PRC residents in onshore companies. In addition, any PRC resident that is the shareholder of an offshore special purpose company is required to amend his or her SAFE registration with the SAFE or its competent local branch, with respect to that offshore special purpose company in connection with any of its increase or decrease of capital, transfer of shares, merger, division, equity investment or creation of any security interest over any assets located in China. The SAFE regulations require retroactive approval and registration of direct or indirect investments previously made by PRC residents in offshore special purpose companies. PRC subsidiaries of an offshore special purpose company are required to coordinate and supervise the filing of SAFE registrations by the offshore holding company’s shareholders who are PRC residents in a timely manner. In the event that a PRC resident shareholder with a direct or indirect investment in an offshore parent company fails to obtain the required SAFE approval and make the required registration, the PRC subsidiaries of such offshore parent company may be prohibited from making distributions of profits to the offshore parent and from paying the offshore parent proceeds from any reduction in capital, share transfer or liquidation in respect of the PRC subsidiaries. Further, failure to comply with the various SAFE approval and registration requirements described above, as currently drafted, could result in liability under PRC law for foreign exchange evasion.

There still remain uncertainties as to how certain procedures and requirements under the aforesaid SAFE regulations will be enforced, and it remains unclear how these existing regulations, and any future legislation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant government authorities. Although we have requested PRC residents who, to our knowledge, hold direct or indirect interests in our company to make the necessary applications, filings and amendments as required under the SAFE Notice 75 and other related rules, our PRC resident beneficial holders have not completed such approvals and registrations required by the SAFE regulations due to the complexity and procedure requirement involved in securing such SAFE approval. We cannot assure you that such PRC residents will be able to complete the necessary approval and registration procedures required by the SAFE regulations. We will attempt to comply, and attempt to ensure that all of our shareholders subject to these rules comply with the relevant requirements. We cannot, however, assure the compliance of all of our China-resident shareholders. Any current or future failure to comply with the relevant requirements could subject us to fines or sanctions imposed by the Chinese government, including restrictions on certain of our subsidiaries’ ability to pay dividends or hinder our investment in those subsidiaries or affect our ownership structure, which could materially and adversely affect our business and prospects.

Failure to comply with PRC regulations regarding the registration requirements for employee equity incentive plans or share option plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions.

In December 2006, the People’s Bank of China promulgated the Administrative Measures of Foreign Exchange Matters for Individuals, which set forth the respective requirements for foreign exchange transactions by individuals (both PRC or non-PRC citizens) under either the current account or the capital account. In January 2007, SAFE issued implementing rules for the Administrative Measures of Foreign Exchange Matters for Individuals, which, among other things, specified approval requirements for certain capital account transactions such as a PRC citizen’s participation in the employee stock ownership plans or stock option plans of an overseas publicly-listed company. In March 2007, SAFE promulgated the Application Procedures of Foreign Exchange Administration for Domestic Individuals Participating in Employee Stock Ownership Plan or Stock Option Plan of Overseas-Listed Company, or the 2007 Stock Option Rules. In February 2012, SAFE promulgated the Notice on Issues Related to Foreign Exchange Administration on Domestic Individuals' Participation in Equity Incentive Plans of Overseas-Listed Company, which replaced the 2007 Stock Option Rules. Under current effective rules, if a PRC resident participates in any equity incentive plan of an overseas publicly-listed company, a qualified PRC domestic agent must, among other things, file on behalf of such participant an application with SAFE to conduct the SAFE registration with respect to such equity incentive plan and obtain approval for an annual allowance with respect to the purchase of foreign exchange in connection with the exercise or sale of stock options or stock such participant holds. Such participating PRC residents' foreign exchange income received from the sale of stock and dividends distributed by the overseas publicly-listed company must be fully remitted into a PRC collective foreign currency account opened and managed by the PRC agent before distribution to such participants.

Further, a notice concerning the individual income tax on earnings from employee share options jointly issued by Ministry of Finance, or the MOF, and the State Administration of Taxation, or the SAT, and its implementing rules, provide that domestic companies that implement employee share option programs shall (a) file the employee share option plans and other relevant documents to the local tax authorities having jurisdiction over them before implementing such employee share option plans; (b) file share option exercise notices and other relevant documents with the local tax authorities having jurisdiction over them before exercise by the employees of the share options, and clarify whether the shares issuable under the employee share options mentioned in the notice are the shares of publicly listed companies; and (c) withhold taxes from the PRC employees in connection with the PRC individual income tax.

We and our PRC citizen employees who participate in our employee stock incentive plan, which we adopted in 2010, will be subject to these regulations. We and our PRC option grantees have not completed the registrations under these regulations. We cannot assure you that we and our PRC option grantees will be able to complete the required registrations. Any current or future failure to comply with the relevant requirements could subject us to fines or sanctions imposed by the Chinese government, which could adversely affect our business and prospects.

RISKS ASSOCIATED WITH DOING BUSINESS IN CHINA

In addition to the risks related to the regulation of our business, there are substantial risks generally associated with doing business in China, as set forth in the following risk factors.

Our operations and assets in China are subject to significant political and economic uncertainties.

Changes in PRC laws and regulations, or their interpretation, or the imposition of confiscatory taxation, restrictions on currency conversion, imports and sources of supply, devaluations of currency or the nationalization or other expropriation of private enterprises could have a material adverse effect on our business, results of operations and financial condition. Under its current leadership, the Chinese government has been pursuing economic reform policies that encourage private economic activity and greater economic decentralization. There is no assurance, however, that the Chinese government will continue to pursue these policies, or that it will not significantly alter these policies from time to time without notice.

Currency fluctuations and restrictions on currency exchange may adversely affect our business, including limiting our ability to convert Chinese Renminbi into foreign currencies and, if Chinese Renminbi were to decline in value, reducing our revenue in U.S. dollar terms.

Our reporting currency is the U.S. dollar and our operations in China use their local currency as their functional currencies. Substantially all of our revenue and expenses are in Chinese Renminbi. We are subject to the effects of exchange rate fluctuations with respect to any of these currencies. For example, the value of the Renminbi depends to a large extent on Chinese government policies and China’s domestic and international economic and political developments, as well as supply and demand in the local market. Since 1994, the official exchange rate for the conversion of Renminbi to the U.S. dollar had generally been stable and the Renminbi had appreciated slightly against the U.S. dollar. However, on July 21, 2005, the Chinese government changed its policy of pegging the value of Chinese Renminbi to the U.S. dollar. Under this policy, Chinese Renminbi may fluctuate within a narrow and managed band against a basket of certain foreign currencies. . As a result of this policy change, Chinese Renminbi depreciated approximately 0.06% against the U.S. dollar in 2009 and appreciated approximately 3.57% in 2010. Chinese Renminbi further appreciated approximately 4.86% in 2011.Chinese Renminbi further appreciated approximately 0.244% in 2012 and appreciated approximately 3.00% in 2013 It is possible that the Chinese government could adopt a more flexible currency policy, which could result in more significant fluctuation of Chinese Renminbi against the U.S. dollar. We can offer no assurance that Chinese Renminbi will be stable against the U.S. dollar or any other foreign currency.

The statements of our operations are translated into U.S. dollars at the average exchange rates in each applicable period. To the extent the U.S. dollar strengthens against foreign currencies, the translation of these foreign currency denominated transactions could result in reduced revenue, operating expenses and net income for our international operations. Similarly, to the extent the U.S. dollar weakens against foreign currencies, the translation of these foreign currency denominated transactions could result in increased revenue, operating expenses and net income for our international operations. We are also exposed to foreign exchange rate fluctuations as we convert the financial statements of our foreign subsidiaries into U.S. dollars in consolidation. If there is a change in foreign currency exchange rates, the conversion of the foreign subsidiaries’ financial statements into U.S. dollars will lead to a translation gain or loss which is recorded as a component of other comprehensive income. In addition, we have certain assets and liabilities that are denominated in currencies other than the relevant entity’s functional currency. Changes in the functional currency value of these assets and liabilities create fluctuations that will lead to a transaction gain or loss. We have not entered into agreements or purchased instruments to hedge our exchange rate risks.

Although Chinese governmental policies were introduced in 1996 to allow the convertibility of Chinese Renminbi into foreign currency for current account items, conversion of Chinese Renminbi into foreign exchange for capital items, such as foreign direct investment, loans or securities, requires the approval of SAFE which is under the authority of the People’s Bank of China. These approvals, however, do not guarantee the availability of foreign currency conversion. We cannot be sure that we will be able to obtain all required conversion approvals for our operations or that Chinese regulatory authorities will not impose greater restrictions on the convertibility of Chinese Renminbi in the future. Because a significant amount of our future revenue may be in the form of Chinese Renminbi, our inability to obtain the requisite approvals or any future restrictions on currency exchanges could limit our ability to utilize revenue generated in Chinese Renminbi to fund our business activities outside of China, or to repay foreign currency obligations, including our debt obligations, which would have a material adverse effect on our financial condition and results of operations.

We may have limited legal recourse under PRC laws if disputes arise under our contracts with third parties.

The Chinese government has enacted laws and regulations dealing with matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. However, their experience in implementing, interpreting and enforcing these laws and regulations is limited, and our ability to enforce commercial claims or to resolve commercial disputes is unpredictable. If our new business ventures are unsuccessful, or other adverse circumstances arise from these transactions, we face the risk that the parties to these ventures may seek ways to terminate the transactions, or, may hinder or prevent us from accessing important information regarding the financial and business operations of these acquired companies. The resolution of these matters may be subject to the exercise of considerable discretion by agencies of the Chinese government, and forces unrelated to the legal merits of a particular matter or dispute may influence their determination. Any rights we may have to specific performance, or to seek an injunction under PRC law, in either of these cases, are severely limited, and without a means of recourse by virtue of the Chinese legal system, we may be unable to prevent these situations from occurring. The occurrence of any such events could have a material adverse effect on our business, financial condition and results of operations.

Failure to comply with the U.S. foreign corrupt practices act and Chinese anti-corruption laws could subject us to penalties and other adverse consequences.

Our executive officers, employees and other agents are subject to anti-corruption and anti-bribery laws including China’s anti-corruption laws and the U.S. Foreign Corrupt Practices Act, or the FCPA, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. In addition, we are required to maintain records that accurately and fairly represent our transactions and have an adequate system of internal accounting controls. Foreign companies, including some that may compete with us, are not subject to these prohibitions, and therefore may have a competitive advantage over us. The PRC also strictly prohibits bribery of government officials. However, corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in the PRC.

While we intend to implement measures to ensure compliance with the FCPA and China’s anti-corruption laws by all individuals involved with our company, our employees or other agents may engage in such conduct for which we might be held responsible. Since we became a U.S. public company, we have implemented strict requirements to preclude payments to government officials and limits on the amount employees can spend on gifts and entertaining clients. Although prior to our becoming a U.S public company we had given culturally traditional gifts to government officials during Spring Festival and other Chinese traditional holidays, we believe the amounts of such gifts are below the amounts that generally trigger criminal liability under PRC law. The gifts were not made with the intent to bribe or wrongfully influence any such officials. However, if our employees or other agents are found to have engaged in practices that violate either U.S or PRC laws, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations. In addition, our brand and reputation, our sales activities or our stock price could be adversely affected if we become the target of any negative publicity as a result of actions taken by our employees or other agents.

Changes in foreign exchange regulations in the PRC may affect our ability to pay dividends in foreign currency or conduct other foreign exchange business.

The Renminbi is not a freely convertible currency currently, and the restrictions on currency exchanges may limit our ability to use revenues generated in Renminbi to fund our business activities outside the PRC or to make dividends or other payments in United States dollars. The PRC government strictly regulates conversion of Renminbi into foreign currencies. Over the years, foreign exchange regulations in the PRC have significantly reduced the government’s control over routine foreign exchange transactions under current accounts. In the PRC, SAFE regulates the conversion of the Renminbi into foreign currencies. Pursuant to applicable PRC laws and regulations, foreign invested enterprises incorporated in the PRC are required to apply for “Foreign Exchange Registration Certificates.” Currently, conversion within the scope of the “current account” (e.g. remittance of foreign currencies for payment of dividends, etc.) can be effected without requiring the approval of SAFE. However, conversion of currency in the “capital account” (e.g. for capital items such as direct investments, loans, securities, etc.) still requires the approval of SAFE.

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities.

China has only permitted provincial and local economic autonomy and private economic activities the last three decades, and, as a result, we are dependent on our relationship with the local government in the province in which we operate our business. Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.

PRC employment contract law and increases in the labor costs in China may hurt our business and profitability.

A Chinese Employment Contract Law that became effective on January 1, 2008, imposes more stringent requirements on employers in relation to entry into fixed-term employment contracts, recruitment of temporary employees and dismissal of employees. In addition, under the Regulations on Paid Annual Leave for Employees, which also became effective on January 1, 2008, employees who have worked continuously for more than one year are entitled to a paid vacation ranging from 5 to 15 days, depending on the length of the employee’s service. Employees who waive such vacation entitlements at the request of the employer will be compensated for three times their normal daily salaries for each vacation day so waived. Pursuant to the PRC Employment Contract Law and its latest amendments effective on July 1, 2013, dispatched employees are intended to be a supplementary form of employment and shall only apply to provisional, auxiliary or substitutive positions, and the fundamental form should be direct employment by enterprises and organizations that require employees. It is expressly stated that the number of dispatched employees an employer uses may not exceed a "certain percentage" of its total labor force. The Interim Provisions on Labor Dispatch which came into force on March 1, 2014, further set such percentage at 10% and provide a two-year transitional period for compliance with such requirement. Failure to comply with these requirements may result in orders of rectification and imposition of fines. As a result of the new law and regulations, our labor costs may increase. There is no assurance that disputes, work stoppages or strikes will not arise in the future.

Increases in the labor costs or future disputes with our employees could damage our business, financial condition or operating results. According to PRC labor laws, the employer shall be responsible to deal with and pay social insurances and housing funds for all of its employees based on the actual salary of the employees. In addition, as required by PRC regulations, we participate in various employee benefit plans that are organized by municipal and provincial governments, including pension, work-related injury benefits, maternity insurance, medical and unemployment benefit plans. We are required under PRC laws to make contributions to the employee benefit plans at specified percentages of the salaries, bonuses and certain allowances of our employees, up to a maximum amount specified by the local government from time to time. Members of the retirement plan are entitled to a pension equal to a fixed proportion of the salary prevailing at the member’s retirement date. There is no guarantee that we and our subsidiaries will be able to comply with the relevant requirements. Failure to comply with the various PRC Labor Laws and regulation requirements described above could result in liability under PRC law.

Future inflation in China may inhibit our ability to conduct business in China.

In recent years, the Chinese economy has experienced periods of rapid expansion and high rates of inflation. These factors have led to the adoption by the Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit, or regulate growth and contain inflation. High inflation may in the future cause the Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our products.

We may have difficulty establishing adequate management, legal and financial controls in the PRC.

We may have difficulty in hiring and retaining a sufficient number of qualified employees to work in the PRC. As a result, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in China based on United States or other foreign laws, against us and our management.

We conduct substantially all of our operations in China and substantially all of our assets are located in China. In addition, some of our directors and executive officers reside within China. As a result, it may not be possible to effect service of process within the United States or elsewhere outside China upon some of our directors and senior executive officers, including with respect to matters arising under U.S. federal securities laws or applicable state securities laws. It would also be difficult for investors to bring an original lawsuit against us or our directors or executive officers before a Chinese court based on U.S. federal securities laws or otherwise. Moreover, China does not have treaties with the United States or many other countries providing for the reciprocal recognition and enforcement of judgment of courts.

ITEM 4. USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of Shares must be sold in order for the offering to proceed. The offering price per Share is $0.07 and we intend to sell up to 172,000,000 Shares for a total of $12,040,000. We intend to use proceeds we receive from the Offering for working capital, execution of our operational plan, acquisitions, and other general corporate purposes.

ITEM 5. DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

ITEM 6. DILUTION

            The price of the current offering is fixed at $0.07 per share. This price is significantly higher than the price paid by Mr. Xijina Zhou to acquire a total of 750,000,000 shares of our Common Stock from Mr. Liangwei Wang for a total consideration of $306,680, representing 82.92% of our issued and outstanding shares as of March 12, 2013 (the “Transfer”). In addition, on April 10, 2013, we increased our authorized capital from 75,000,000 to 1,500,000,000 shares of common stock, par value $0.001 per shares and effected a forward split on a basis of 300 new for 1 old. The price is also higher than the price in an offering we closed on July 19, 2013 whereby we issued a total of 49,330,000 shares of common stock for $1,479,900 to 856 investors at a purchase price of $0.03 per share in reliance upon the exemption from securities registration afforded by Regulation S (“Regulation S”) as promulgated under the Securities Act of 1933.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder. The following tables compare the differences of your investment in our shares with the investment of our existing stockholder.

As of April 30, 2014, the net tangible book value of our shares of common stock was approximately $1,252,000 or approximately $0.001 per share based upon 953,830,000 shares outstanding.

If 100% of the Shares Are Sold:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 1,125,830,000 shares to be outstanding will be approximately $13,246,000 or $0.012 per share. The net tangible book value of the shares held by our existing stockholder will be increased by $0.01 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.07 per share to $0.012 per share.

After completion of this offering, if 172,000,000 shares are sold, investors in the offering will own 15.28% of the total number of shares then outstanding for which they will have made cash investment of $12,040,000, or $0.07 per share. Both the 15.28% ownership and $12,040,000 cash investment are in the aggregate. Our existing stockholder will own 84.72% of the total number of shares then outstanding, for which they have made contributions of cash totaling $1,508,000 or approximately $0.002 per share.

If 75% of the Shares Are Sold

Upon completion of this offering, in the event 129,000,000 shares are sold, the net tangible book value of the 1,082,830,000 shares to be outstanding will be approximately $10,236,000, or $0.009 per share. The net tangible book value of the shares held by our existing stockholder will be increased by $0.007 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.07 per share to $0.009 per share.

After completion of this offering investors in the offering will own 11.91% of the total number of shares then outstanding for which they will have made cash investment of $9,030,000, or $0.07 per share. Both the 11.91% ownership and $9,030,000 cash investment are in the aggregate. Our existing stockholder will own 88.09% of the total number of shares then outstanding, for which they have made contributions of cash totaling $1,508,000 or $0.002 per share.

If 50% of the Shares Are Sold

Upon completion of this offering, in the event 86,000,000 shares are sold, the net tangible book value of the 1,039,830,000 shares to be outstanding will be approximately $7,226,000, or $0.007 per share. The net tangible book value of the shares held by our existing stockholder will be increased by $0.005 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.07 per share to $0.007 per share.

After completion of this offering investors in the offering will own approximately 8.27% of the total number of shares then outstanding for which they will have made cash investment of $6,020,000, or $0.07 per share. Both the 8.27% ownership and $6,020,000 cash investment are in the aggregate. Our existing stockholder will own approximately 91.73% of the total number of shares then outstanding, for which they have made contributions of cash totaling $1,508,000 or $0.002 per share.

If 30% of the Shares Are Sold

Upon completion of this offering, in the event 51,600,000 shares are sold, the net tangible book value of the 1,005,430,000 shares to be outstanding will be approximately $4,818,000, or $0.005 per share. The net tangible book value of the shares held by our existing stockholder will be increased by $0.003 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.07 per share to $0.005 per share.

After completion of this offering investors in the offering will own approximately 5.13% of the total number of shares then outstanding for which they will have made cash investment of $3,612,000, or $0.07 per share. Both the 5.13% ownership and $3,612,000 cash investment are in the aggregate. Our existing stockholder will own approximately 94.87% of the total number of shares then outstanding, for which they have made contributions of cash totaling $1,508,000 or $0.002 per share.

If 25% of the Shares Are Sold

Upon completion of this offering, in the event 43,000,000 shares are sold, the net tangible book value of the 996,830,000 shares to be outstanding will be approximately $4,216,000, or $0.004 per share. The net tangible book value of the shares held by our existing stockholder will be increased by $0.002 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.07 per share to $0.004 per share.

After completion of this offering investors in the offering will own approximately 4.31% of the total number of shares then outstanding for which they will have made cash investment of $3,010,000, or $0.07 per share. Both the 4.31% ownership and $3,010,000 cash investment are in the aggregate. Our existing stockholder will own approximately 95.69% of the total number of shares then outstanding, for which they have made contributions of cash totaling $1,508,000 or $0.002 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholder.

Existing Stockholder if all of the Shares are Sold:
Price per share	$0.001
Net tangible book value per share before offering	$0.001
Potential gain to existing shareholders	$9,538,300
Net tangible book value per share after offering	$0.012
Increase to present stockholder in net tangible book value per share after offering	$0.01
Capital contributions	$12,040,000
Number of shares outstanding before the offering	953,830,000
Number of shares after offering assuming the sale of the maximum
number of shares	1,125,830,000
Percentage of ownership after offering	84.72%
Purchasers of Shares in this Offering if all 100% Shares Sold
Price per share	$0.07
Dilution per share	$0.058
Capital contributions	$12,040,000
Number of shares after offering held by public investors	172,000,000
Percentage of capital contributions by existing shareholders	11.17%
Percentage of capital contributions by new investors	88.83%
Percentage of ownership after offering	15.28%
Purchasers of Shares in this Offering if 75% of Shares Sold
Price per share	$0.07
Dilution per share	$0.061
Capital contributions	$9,030,000
Percentage of capital contributions by existing shareholders	14.37%
Percentage of capital contributions by new investors	85.63%
Number of shares after offering held by new investors	129,000,000
Percentage of ownership after offering	11.91%
Purchasers of Shares in this Offering if 50% Shares Sold
Price per share	$0.07
Dilution per share	$0.063
Capital contributions	$6,020,000
Percentage of capital contributions by existing shareholders	20.16%
Percentage of capital contributions by new investors	79.84%
Number of shares after offering held by new investors	86,000,000
Percentage of ownership after offering	8.27%
Purchasers of Shares in this Offering if 30% Shares Sold

Price per share	$0.07

Dilution per share	$0.065

Capital contributions	$3,612,000

Percentage of capital contributions by existing shareholders	29.72%

Percentage of capital contributions by new investors	70.28%

Number of shares after offering held by new investors	51,600,000

Percentage of ownership after offering	5.13%
Purchasers of Shares in this Offering if 25% of Shares Sold

Price per share	$0.07
Dilution per share	$0.066
Capital contributions	$3,010,000

Percentage of capital contributions by existing shareholders	33.72%

Percentage of capital contributions by new investors	66.28%

Number of shares after offering held by new investors	43,000,000

Percentage of ownership after offering	4.31%

ITEM 7. SELLING SECURITIES HOLDERS

Not applicable

ITEM 8. PLAN OF DISTRIBUTION

We have 953,830,000 shares of Common Stock issued and outstanding as of the date of this prospectus. We are registering an additional of 172,000,000 shares of our Common Stock for sale at the price of $0.07 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

We intend to offer our securities through personal contact to friends and business associates of our management including Mr. Suqun Lin, the Chief Executive Officer, Mr. Chengjie He, the Chief Financial Officer and Mr. Jian Shao, the Chief Business Development Officer and our controlling shareholder Mr. Xijian Zhou.

In connection with the Company’s selling efforts in the Offering, our management and/or controlling shareholder will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Exchange Act. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Wang is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Our management and/or controlling shareholder will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Any of our management and/or controlling shareholder is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, our management and/or controlling shareholder will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Our management and/or controlling shareholder will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

We will receive all proceeds from the sale of the 172,000,000 Shares being offered. The price per Share is fixed at $0.07 for the duration of this Offering. Our Common Stock is currently quoted on the Over-the-Counter Bulletin Board under symbol JIDG and no shares have been traded as the date hereof.

The Shares may be sold to purchasers from time to time directly by and subject to our discretion. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.07 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which we have complied.

In addition and without limiting the foregoing, we will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

We will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states) which we expect to be $46,050.75 ($14,050.75 of which has already been paid to cover for the offering expenses).

Offering Period and Expiration Date

This offering will start on the date that this registration statement is declared effective by the SEC and continue for a period of 120 days. The offering shall terminate on the earlier of (i) the date when the sale of all 172,000,000 shares is completed, (ii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 172,000,000 shares registered under the Registration Statement of which this Prospectus is part.

We will not accept any money until this registration statement is declared effective by the SEC.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must:

- execute and deliver a subscription agreement; and
- deliver a check or certified funds to us as instructed in the subscription agreement for acceptance or rejection.

All checks for subscriptions must be made payable to “Joymain International Development Group Inc.”. No subscription may be executed nor funds delivered prior to effectiveness of the registration statement.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 72 hours after we receive them.

ITEM 9. DESCRIPTION OF SECURITIES TO BE REGISTERED

Authorized capital stock

The authorized capital of the Company is 1,500,000,000 common shares with a par value of $0.001 per share.

Common Stock

As of the date hereof, 953,830,000 shares of our Common Stock are issued and outstanding. The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

Preferred Stock

We do not have an authorized class of preferred stock.

Share Purchase Warrants

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

Options

We have not issued and do not have any outstanding options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Anti-Takeover Law

Currently, we have no Nevada shareholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

ITEM 10. INTEREST OF NAMED EXPERTS AND COUNSEL

Legal Matters

Certain legal matters with respect to the shares of common stock offered hereby will be passed upon for us by Hunter Taubman Weiss LLP, New York, New York 10036.

Experts

The audited financial statements of Joymain International Development Group Inc. included herein and elsewhere in the registration statement have been audited by RBSM, LLP, independent registered public accounting firm, for the periods and to the extent set forth in their Report appearing herein and elsewhere in the registration statement. Such financial statements have been so included in reliance upon the report of such firm given upon the firm’s authority as expert in accounting and auditing.

ITEM 11. INFORMATION WITH RESPECT TO THE REGISTRANT

We were incorporated in the State of Nevada on August 4, 2010 under the name Advento, Inc.

We originally planned to market and distribute an assortment of residential and commercial shower cabinets produced by Hangzhou Yongsheng Holdings Co., Ltd in the European and North American market. However, in connection with a change of control transaction that closed on March 12, 2013 which is more fully described below under the section below titled “Change of Control”, we appointed a new executive management team and changed our planned business operations.

Change in Control

On March 12, 2013, pursuant to the terms of a Share Exchange Agreement, Mr. Xijian Zhou acquired an aggregate of 750,000,000 shares of our common stock, representing 82.92% of our issued and outstanding shares as of March 12, 2013. Effective March 12, 2013, (a) Mr. Liangwei Wang resigned as president, secretary, treasurer, and director of our company; (b) Mr. Suqun Lin, was appointed as our sole director, president, secretary and treasurer. Our company did not receive any proceeds from the transaction. In accordance with the terms of the agreement our company at the closing of the agreement had no assets and liabilities. We anticipate to raise additional funding for our operating costs and business development activities. There is no assurance that we will be able to successfully raise funds.

Name Change and Increase of Authorized Shares

On March 21, 2013, we received written consent from the holder of 82.92% of our voting securities and our board of directors approved the name change of our company from Advento, Inc. to Joymain International Development Group Inc. and to effect a forward split of our issued and outstanding shares on a basis of 300 new for 1 old. Upon effect of the forward split, our company’s issued and outstanding shares of common stock increased from 3,015,000 to 904,500,000 shares of common stock, with a par value of $0.001. The board of directors and stockholders also approved to increase our company’s authorized capital from 75,000,000 to 1,500,000,000 shares of common stock, with a par value of $0.001.

Effective March 28, 2013, the Nevada Secretary of State accepted for filing of a Certificate of Amendment to our Articles of Incorporation to change our name from Advento, Inc. to Joymain International Development Group Inc. and to increase our authorized capital from 75,000,000 to 1,500,000,000 shares of common stock, par value of $0.001. These amendments became effective on April 10, 2013 upon approval from the Financial Industry Regulatory Authority (“FINRA”). Also effective April 10, 2013, pursuant to the 300 new for 1 old forward split, our company’s issued and outstanding shares of common stock increased from 3,015,000 to 904,500,000 shares, par value of $0.001.

The amendments became effective with the Over-the-Counter Bulletin Board April 10, 2013. Our ticker symbol changed from “ADTO ” to “ JIDG ” to better reflect our new name. Our new CUSIP number is 48125Q101.

Plan of Operations and Current Status

We plan to develop, source, market and distribute healthcare related consumer products in the global market and when practicable, acquire an existing company or business in the production or distribution of health consumer goods in the United States. Our principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through development and distribution of various healthcare related consumer products and acquisition of a business rather than immediate, short-term earnings.

The analysis of new business opportunities will be undertaken by or under the supervision of our management. Our company has unrestricted flexibility in seeking, analyzing and participating in potential business opportunities. In its efforts to analyze business opportunities, we will consider the following factors:

  Potential for growth, indicated by new technology, anticipated market expansion or new products;

  Competitive position as compared to other firms of similar size and experience within the industry segment as well as within the industry as a whole;

  Strength and diversity of management, either in place or scheduled for recruitment;

  Capital requirements and anticipated availability of required funds, to be provided by the Company or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources;

  The cost of participation by our company as compared to the perceived tangible and intangible values and potentials;

  The extent to which the business opportunity can be advanced;

  The accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items; and

  Other relevant factors.

On June 25, 2014, we entered into a distribution agreement with Right Fortune International Limited to distribute Yolexury and Yolexury Travel Pack, a health juice product which increases energy and stamina, helps to main healthy cardio vascular function and promotes healthy digestive system. According to the distribution agreement, we will be granted exclusive distribution rights in the Greater China (Mainland China, Hong Kong, Macao and Taiwan) for calendar year 2014. Right Fortunate will manufacture products in accordance with purchase orders placed by us. Furthermore, Right Fortune covenants that all products will meet standards including but not limited to Good Manufacturing Practice standards and qualifications, Certificate of Free Sale and Sanitation standards and qualifications, and are of the highest quality and tested by a third party lab. We are responsible for assuring that manufacturing and packaging is completed within USA standards and practices. We expect that by entering into this distribution agreement, we will start to build up our reputation as a distributor of health products and consumer goods, and expand our distribution network, which will result in positive cash flow. In addition, we are currently seeking to obtain the distribution rights for a marine phytophlankton product that aids blood cleaning and detoxification and bolsters the immune system and a rice cereal product that boosts needed energy and vitality. We intend to start to distribute the product through a multi-level marketing company affiliated to us in China in the next six months. To facilitate our growth, we acquired a HK trading company, Dao Sheng Trading Limited for HK$10,000 and set up Joymain International Intellectual Property Limited in Hong Kong in May 2014. We consider Hong Kong as an ideal location to connect to all Asian markets and it provides a comprehensive and advanced legal system for trading and intellectual property protection. Based on the recent developments of our business, in particular our distribution agreement with Right Fortune, we no longer consider ourselves to be a shell company, although we are still in the developmental stage as we have yet to generate substantive revenue from our chosen business and operations.

On July 19, 2013, we closed an offering ( the “Reg. S Offering”) of $1,479,900 in which we issued a total of 49,330,000 shares of common stock, par value $0.001 per share to 856 investors at a purchase price of $0.03 per share in reliance upon the exemption from securities registration afforded by Regulation S (“Regulation S”) as promulgated under the Securities Act of 1933. The Investors in the Reg. S Offering are individuals and independent third-party distributors to a multi-level marketing company in China, Nanjing Joymain Science and Technology Development Co., Ltd (“Nanjing Joymain”). Nanjing Joymain is considered as a related party to us because its director Mr. Xijian Zhou is our controlling shareholder. However, we determined that those investors were not related parties to us because they were independent distributors to Nanjing Joymain None of the investors was issued more than 5% of the shares of the Company in the Reg. S offering.

We anticipate that the process of developing healthcare related consumer products and the selection of a business acquisition will be complex and extremely risky. Because of general economic conditions, rapid technological advances being made in some industries and shortages of available capital, our management believes that there are numerous firms seeking even the limited additional capital which we will have and/or the perceived benefits of becoming a publicly traded corporation. Such perceived benefits of becoming a publicly traded corporation include, among other things, facilitating or improving the terms on which additional equity financing may be obtained, providing liquidity for the principals of and investors in a business, creating a means for providing incentive stock options or similar benefits to key employees, and offering greater flexibility in structuring acquisitions, joint ventures and the like through the issuance of stock. Potentially available business acquisition may occur at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

EMPLOYEES

We currently have 5 employees included our officers. Our officers are engaged in outside business activities and are anticipated to devote limited time to our business until the acquisition of a successful business opportunity has been identified. Our current officers and director and any other directors and officers hereafter appointed or elected will devote their time to our affairs on an as needed basis, this, depending on the circumstances, could amount to as little as 20 hours per month, or more than 80 hours per month.

PROPERTIES

Our principal executive office is located at No. 30 N. Zhongshan Road, Floor 40, Guluo District, Nanjing, Jiangsu Province, P.R.C. 210008. Our telephone number is 011-86-18652999667. We do pay a lease of approximately $300 per year for the use of this space. In April 2014, we lease an office in Miami, Florida for a quarterly lease amount of $1,350, renewable on a quarterly basis. We do not own any real estate or other properties.

COMPETITION

The healthcare related consumer products industry is highly competitive. We compete with numerous domestic and multinational producers and distributors of healthcare related consumer products, many of which have significantly greater resources and brand recognition than we do. We believe our strategies for competing include selecting products with superior product quality, effective cost control programs, an efficient supply chain, successful new products, and price, allow us to compete effectively. Given our smaller size relative to our major competitors, we believe that we can provide greater focus on the premium and super-premium products that provide health benefits relevant to the consumers in the Asian market. However, our relative capital position and resources may limit our marketing capabilities, limit our ability to expand into new markets and limit our negotiating ability with our distributors.

RESEARCH AND DEVELOPMENT

We currently do not have our own research and development team. We rely on our business development officer actively seeking new products to bring to the market.

FOR ADDITIONAL INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. For further information with respect to the Company, you may read and copy its reports, proxy statements and other information, at the SEC public reference rooms at 100 F. Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference rooms. The Company’s SEC filings are also available at the SEC’s web site at http://www.sec.gov.

Copies of Company’s Annual Reports on Form 10K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 are all available free of charge, within a week after we file same with the SEC by sending a request for a paper copy to our outside securities counsel: Hunter Taubman Weiss LLP, c/o Joymain International Development Group, Inc., 130 W 42nd Street, New York, NY 10038.

LEGAL PROCEEDINGS

We are currently not a party to any material legal or administrative proceedings and are not aware of any pending legal or administrative proceedings against us. We may from time to time become a party to various legal or administrative proceedings arising in the ordinary course of our business.

MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

Market Information

Our common stock is currently quoted on the OTC Bulletin Board and OTCQB under the symbol “JIDG”.

There is a limited public market for our common shares. Our common shares are quoted on the OTC Bulletin Board and OTCQB under the symbol “JIDG”. Trading in stocks quoted on the OTC Bulletin Board and OTCQB is often thin and is characterized by wide fluctuations in trading prices due to many factors that may be unrelated to a company’s operations or business prospects. We cannot assure you that there will be a market in the future for our common stock.

OTC Bulletin Board securities are not listed or traded on the floor of an organized national or regional stock exchange. Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers in stocks. OTC Bulletin Board issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

As of July 28, 2014, no shares of our common stock have been traded.

Number of Holders

As of July 28, 2014, the 953,830,000 issued and outstanding shares of common stock were held by a total of 860 shareholders of record. This number excludes any estimate by us of the number of beneficial owners of shares held in street name, the accuracy of which cannot be guaranteed.

Our registered transfer agent for our common stock is Island Stock Transfer, 15500 Roosevelt Boulevard, Suite 301, Clearwater, FL 33760, Telephone (727) 289-0010.

Dividends

No cash dividends were paid on our shares of common stock during the fiscal years ended April 30, 2014. We have not paid any cash dividends since our inception and do not foresee declaring any cash dividends on our common stock in the foreseeable future.

We do not intend to issue any cash dividends in the future. We intend to retain earnings, if any, to finance the development and expansion of our business.

However, it is possible that our management may decide to declare a stock dividend in the future. Our future dividend policy will be subject to the discretion of our board of directors and will be contingent upon future earnings, if any, our financial condition, our capital requirements, general business conditions and other factors.

Recent Sales of Unregistered Securities; Use of Proceeds from Registered Securities

We did not sell any equity securities which were not registered under the Securities Act during the year ended April 30, 2014 that were not otherwise disclosed on our quarterly reports on Form 10-Q or our current reports on Form 8-K filed during the year ended April 30, 2014.

Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance and we do not have any outstanding stock options.

Purchase of our Equity Securities by the Issuer and Affiliated Purchasers

We did not purchase any of our shares of common stock or other securities during our fourth quarter of our fiscal year ended April 30, 2014.

FINANCIAL STATEMENTS

JOYMAIN INTERNATIONAL DEVELOPMENT GROUP INC.
(f/k/a Advento, Inc.)
(A Development Stage Company)
INDEX TO FINANCIAL STATEMENTS
APRIL 30, 2014 and 2013

CONTENTS

PAGE	F-2	REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PAGE	F-3	BALANCE SHEETS AS OF APRIL 30, 2014 AND 2013

PAGE	F-4	STATEMENTS OF OPERATIONS FOR THE YEARS ENDED APRIL 30, 2014 AND 2013 AND FOR THE PERIOD FROM AUGUST 4, 2010 (INCEPTION) TO APRIL 30, 2014

PAGE	F-5	STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIENCY FOR THE YEARS ENDED April 30, 2014 and 2013

PAGE	F-6	STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED APRIL 30, 2014 AND 2013 AND FOR THE PERIOD FROM AUGUST 4, 2010 (INCEPTION) TO APRIL 30, 2014

PAGES	F-7 - F-11	NOTES TO AUDITED FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Shareholders and Directors
Joymain International Development Group Inc.
(formerly known as Advento, Inc.)

We have audited the accompanying balance sheets of Joymain International Development Group Inc. (a Development Stage Company) (formerly known as Advento, Inc.) (the “Company”) as of April 30, 2014 and 2013 and the related statements of operations, changes in stockholders’ deficiency and cash flows for each of the two years in the period ended April 30, 2014, and for the period from August 4, 2010 (date of inception) through April 30, 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of April 30, 2014 and 2013 and the results of its operations and its cash flows for each of the two years in the period ended April 30, 2014, and for the period August 4, 2010 (date of inception) through April 30, 2014, in conformity with accounting principles generally accepted in the United States. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred significant losses since inception. This raises substantial doubt about the Company's ability to continue as a going concern. Management's plans, with respect to these matters are also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

/s/ RBSM, LLP
Certified Public Accountants

New York, NY
July 1, 2014

JOYMAIN INTERNATIONAL DEVELOPMENT GROUP INC.
(FORMERLY KNOWN AS ADVENTO, INC.)
(A Development Stage Company)
BALANCE SHEETS

	April 30,	April 30,
	2014	2013
ASSETS
CURRENT ASSETS:
Cash	$1,301,748	$-
Prepaid expenses	900	1,945
TOTAL CURRENT ASSETS	1,302,648	1,945
PROPERTY AND EQUIPMENT - Net	1,955	-

TOTAL ASSETS	$1,304,603	$1,945
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable	$12,688	$5,909
Due to related parties	39,855	27,113
TOTAL CURRENT LIABILITIES	52,543	33,022

STOCKHOLDERS' EQUITY (DEFICIT):
Common stock,1,500,000,000 shares authorized, par value $0.001, 953,830,000 and 904,500,000 shares issued and outstanding at April 30, 2014 and 2013, respectively	953,830	904,500
Additional Paid-in Capital	1,403,251	3,785
Deficit accumulated during the development stage	(1,105,021)	(939,362)

TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	1,252,060	(31,077)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$1,304,603	$1,945

See accompanying notes to financial statements

JOYMAIN INTERNATIONAL DEVELOPMENT GROUP INC.
(FORMERLY KNOWN AS ADVENTO, INC.)
(A Development Stage Company)
STATEMENT OF OPERATIONS

			For the Period From
			August 4, 2010
			(Inception)
	For the Years Ended		Through
	30 April		April 30,
	2014	2013	2014

REVENUE	$-	$-	$-

EXPENSES	167,465	44,796	230,577

Loss from operations	(167,465)	(44,796)	(230,577)
Other Income:
Interest income	1,806		1,806
Total other income	1,806	-	1,806

Loss before income taxes	(165,659)	(44,796)	(228,771)
Provision for income taxes	-	-	-

NET LOSS	$(165,659)	$(44,796)	$(228,771)
BASIC AND DILUTED:
Loss per common share	a	a
WEIGHTED AVERAGE NUMBER OF COMMON SHARES	945,720,959	904,500,000

a= Less than ($0.01) per share

See accompanying notes to financial statements

JOYMAIN INTERNATIONAL DEVELOPMENT GROUP INC.
(FORMERLY KNOWN AS ADVENTO, INC.)
(A Development Stage Company)
STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
For the Years Ended April 30, 2014 and 2013

				Deficit
				Accumulated
	Common Stock			During the	Total
	Number of		Additional	Development	Stockholders'
	Shares	Amount	Paid-in Capital	Stage	Equity (Deficit)

Balance, April 30, 2012	904,500,000	$904,500	$-	$(894,566)	$9,934

Forgiveness of loans from shareholders	-	-	3,785	-	3,785

Net loss	-	-	-	(44,796)	(44,796)

Balance, April 30, 2013	904,500,000	$904,500	$3,785	$(939,362)$	(31,077)

Common shares sold at $0.03 per share	49,330,000	49,330	1,430,570	-	1,479,900

Common shares offering costs	-	-	(31,104)	-	(31,104)

Net loss	-	-	-	(165,659)	(165,659)

Balance, April 30, 2014	953,830,000	$953,830	$1,403,251	$(1,105,021)	$1,252,060

See accompanying notes to financial statements

JOYMAIN INTERNATIONAL DEVELOPMENT GROUP INC.
(FORMERLY KNOWN AS ADVENTO, INC.)
(A Development Stage Company)
STATEMENTS OF CASHFLOWS

			For the Period from
			August 4, 2010
	For the Years Ended		(Inception) Through
	April 30,		April 30,
	2014	2013	2014
OPERATING ACTIVITIES:
Net loss	$(165,659)	$(44,796)	$(228,771)
Adjustments to reconcile net loss from operations to net cash used in operating activities
Depreciation and amortization	97	-	97
Decrease in inventory	-	916	-
Decrease (Increase) in prepaid expenses	1,045	(1,945)	(900)
Increase in accounts payable	6,779	4,592	12,688

NET CASH USED IN OPERATING ACTIVITIES	(157,738)	(41,233)	(216,886)

INVESTING ACTIVITIES:
Purchase of property and equipment	(2,052)	-	(2,052)

NET CASH USED IN INVESTING ACTIVITIES	(2,052)	-	(2,052)

FINANCING ACTIVITIES:
Proceeds from issuance of common stock	1,479,900	-	1,508,150
Payments of common stock offering costs	(31,104)	-	(31,104)
Repayment of shareholders loans	(48,040)	(5,663)	(53,703)
Loans from shareholders	60,782	27,713	97,343
NET CASH PROVIDED BY FINANCING ACTIVITIES	1,461,538	22,050	1,520,686

Net Increase (Decrease) in Cash	1,301,748	(19,183)	1,301,748

Cash, Beginning of Period	-	19,183	-
CASH, END OF PERIOD	$1,301,748	$-	$1,301,748
SUPPLEMENTAL DISCLOSURES OF CASHFLOW INFORMATION
Interest	$-	$-	$-
Income Taxes	$-	$-	$-
Non-cash financing activities:
Forgiveness of loans from shareholders	$-	$3,785	$3,785

See accompanying notes to financial statements

JOYMAIN INTERNATIONAL DEVELOPMENT GROUP INC.
(f/k/a ADVENTO, INC.)
(A Development Stage Company)
Notes to Financial Statements
April 30, 2014

NOTE 1 ORGANIZATION AND BUSINESS OPERATIONS

Joymain International Development Group Inc. (f/k/a Advento, Inc.), a development stage company, (“the Company”) was incorporated under the laws of the State of Nevada, U.S. on August 4, 2010. The Company is a development stage company and initially planned to commence operations in the distribution of shower cabinets. The Company is in the development stage as defined under Accounting Codification Standard, Development Stage Entities (“ASC-915”). The Company has not generated any revenue to date and consequently its operations are subject to all risks inherent in the establishment of a new business enterprise.

On March 12, 2013, Mr. Xijian Zhou acquired an aggregate of 750,000,000 shares of the Company’s common stock, representing 82.92% of our issued and outstanding shares as of March 12, 2013. Effective March 12, 2013, (a) Mr. Liang Wei Wang resigned as the Company’s president, secretary, treasurer, and director of the Company; (b) Mr. Suqun Lin, was appointed as the Company’s sole director, president, secretary and treasurer. Effective March 28, 2013, the Nevada Secretary of State accepted for filing of a Certificate of Amendment to the Company’s Articles of Incorporation to change the Company’s name from Advento, Inc. to Joymain International Development Group Inc. and to increase its authorized capital from 75,000,000 to 1,500,000,000 shares of common stock, par value of $0.001. These amendments became effective on April 10, 2013 upon approval from the Financial Industry Regulatory Authority (“FINRA”). Also effective April 10, 2013, pursuant to a 300 new for one (1) old forward split, the Company’s issued and outstanding shares of common stock increased from 3,015,000 to 904,500,000 shares, par value of $0.001. Information regarding shares of common stock (except par value per share), discount on stock issued, and net (loss) income per common share for all periods presented reflects the three hundred-for-one forward split of the Company’s common stock.

In connection with the change of control, the Company changed its business operation plan to develop, source, market and distribute healthcare related consumer products in the global market and possibly acquire an existing target company or business in the related field which operates in the United States. Activities during the development stage include developing a business plan and raising capital. Until additional funding is raised through selling the Company common shares, the majority shareholder anticipates funding the Company’s operating costs. There is no assurance that the Company will be able to successfully raise additional funds.

NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Development Stage Company

The Company has not generated significant revenues to date; accordingly, the Company is considered a development stage enterprise as defined in ASC 915, "Accounting and Reporting for Development Stage Companies." The Company is subject to a number of risks similar to those of other companies in an early stage of development.

Going Concern

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred losses since inception resulting in an accumulated deficit of $1,105,021 as of April 30, 2014 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and or sale of common stock.

The Company will depend almost exclusively on outside capital to complete the development of a business plan. Such outside capital will include proceeds from the issuance of equity securities and may include commercial borrowing. There can be no assurance that capital will be available as necessary to meet these development costs or, if the capital is available, that it will be on terms acceptable to the Company.

The issuances of additional equity securities by the Company may result in a significant dilution in the equity interests of its current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase the Company's liabilities and future cash commitments.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents. The company maintains cash and cash equivalents with a financial institution in the U.S. Cash and cash equivalents consisted of cash and money market accounts at April 30, 2014.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. In management’s opinion, all adjustments necessary for a fair statement of the results for the interim periods have been made, and all adjustments are of a normal recurring nature.

Fair Value of Financial Instruments

The Company adopted ASC 820, Fair Value Measurements and Disclosure (“ASC 820”) for assets and liabilities measured at fair value on a recurring basis. ASC 820 establishes a common definition for fair value to be applied to existing generally accepted accounting principles that require the use of fair value measurements, establishes a framework for measuring fair value and expands disclosure about such fair value measurements. The adoption of ASC 820 did not have an impact on the Company’s financial position or operating results, but did expand certain disclosures.

ASC 820 defines fair value as the price that would be received upon sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1: Observable inputs such as quoted market prices in active markets for identical assets or liabilities
Level 2: Observable market-based inputs or unobservable inputs that are corroborated by market data
Level 3: Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

The Company did not identify any assets and liabilities that are required to be presented on the condensed balance sheets at fair value in accordance with the relevant accounting standards.

The carrying values of accounts payables and debts approximate their fair values due to the short maturities of these instruments.

Stock-based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Income Taxes

Income taxes are accounted for under the assets and liability method. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

	For the Years Ended April 30,
	2014	2013
Expected income tax expense(recovery) at the statutory rate of 34%	$(165,659)	$(15,231)
Tax effect of expenses that are not deductible for income tax purposes (net of other amounts deductible for tax purposes)	-	-
Change in valuation allowance	165,659	15,231
Provision for income taxes	$-	$-

The components of deferred income taxes are as follow:

	For the Years Ended April 30,
	2014	2013
Deferred income tax asset:
Net operating loss carryforwards	$191,117	$21,458
Valuation allowance	(191,117)	(21,458)
Deferred income taxes	$-	$-

As of April 30, 2014, the Company has a net operating loss carryforward (“NOL”) of approximately $191,000 available to offset future taxable income through 2033. The NOL is limited under Section 382 of the Internal Revenue Code of 1986 if a change in control or ownership should occur. On March 12, 2013, a change of control occurred which will substantially limit the use of our current NOL in the future. The increases in the valuation allowance at April 30, 2014 and 2013 from their immediate prior year end was $165,659 and $15,231, respectively.

Basic and Diluted Loss Per Share

The Company computes loss per share in accordance with “ASC-260”, “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. The Company has no potential dilutive instruments and accordingly basic loss and diluted loss per share are equal.

Fiscal Periods

The Company's fiscal year end is April 30.

Related Parties

Parties are considered to be related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all related party transactions. All transactions shall be recorded at fair value of the goods or services exchanged. Property purchased from a related party is recorded at the cost to the related party and any payment to or on behalf of the related party in excess of the cost is reflected as a distribution to related party.

Recent Accounting Pronouncements

In July 2013, the Financial Accounting Standards Board issued ASU No. 2013-11, Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists , which concludes an unrecognized tax benefit should be presented as a reduction of a deferred tax asset when settlement in this manner is available under the tax law. The amendments are effective for reporting periods beginning after December 15, 2013. Early adoption is permitted. The Company does not expect the adoption of ASU No. 2013-11 will have a significant effect on its financial statements.

Other accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption. The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

NOTE 3 RELATED PARTY TRANSACTIONS

For the year ended April 30, 2014, the Company’s majority shareholder loaned the Company $58,449 for general expenses and professional fees and the Company repaid the controlling shareholder $48,040. The loans are non-interest bearing, due upon demand and unsecured. For the year ended April 30, 2013, a former Director had loaned the Company $600 for professional fees and the Company’s majority shareholder loaned the Company $27,113 for general expenses and professional fees. The loans are non-interest bearing, due upon demand and unsecured. In connection with the change of control on March 12, 2013, a former director forgave the loans of $3,785 and the amount was recorded by the Company as contributed capital. At April 30, 2014 and 2013, the Company’s loans from the controlling shareholder amounted to $37,522 and $27,113, respectively.

Other payables-related parties consist of accrued salary payable to the Company’s officers. The amounts are expected to be repaid in the form of cash. At April 30, 2014 and 2013, the Company’s other payable- related parties to $2,333 and $0, respectively.

NOTE 4 STOCKHOLDERS’ EQUITY (DEFICIT)

The authorized capital of the Company is 1,500,000,000 common shares with a par value of $0.001 per share.

On March 12, 2013, in connection with the change in control, a former director forgave loans of $3,785 and this was recorded by the Company as contributed capital.

On July 19, 2013, the Company issued 49,330,000 shares of common stock at a price of $0.03 per share for total gross cash proceeds of $1,479,900 in a private placement transaction. The Company incurred $31,104 offering costs related to the private placement.

On March 31, 2014, the Company received written consent from the board of directors to carry out a private placement of up to 170,000,000 shares of common stock at a price of $0.07 per share for maximum gross proceeds of $11,900,000 (the “Private Placement”).

NOTE 5 SUBSEQUENT EVENTS

On May 30, 2014, the Company acquired Dao Sheng Trading Limited (“Dao Sheng”), a limited liability company incorporated in Hong Kong on December 5, 2013, for HKD 10,000 (USD1,290). Dao Sheng is a product trading company based in Hong Kong. On May 19, 2014, the Company incorporated Joymain International Intellectual Property Limited (“Joymain Intellectual”), a limited liability company, in Hong Kong. Joymain Intellectual is a product research and development company based in Hong Kong.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion should be read in conjunction with our financial statements, including the notes thereto, appearing elsewhere in this annual report. Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) includes a comparison of the year ended April 30, 2014 to the comparable period of 2013. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs, and involves numerous risks and uncertainties, including, but not limited to, those described in the "Risk Factors" section of this prospectus. Our actual results could differ materially from those discussed in the forward looking statements. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. Our audited financial statements are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

Overview

We were incorporated in the State of Nevada on August 4, 2010 under the name Advento, Inc with an original plan to market and distribute an assortment of residential and commercial shower cabinets produced by Hanzhou Yongsheng Holdings Co., Ltd in the European and North American markets. On March 12, 2013, Mr. Xijian Zhou acquired a total of 750,000,000 shares of our common stock from Mr. Liangwei Wang, a former controlling shareholder of us, for a total consideration of $306,680, representing 82.92% of our issued and outstanding shares as of March 12, 2013 (the “Transfer”). After the Transfer, We intend to develop, source, market and distribute healthcare related consumer products in the global market and possibly acquire an existing target company or business in the related field operating in the United States. Our principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through development of various healthcare related consumer products and acquisition of a business rather than immediate, short-term earnings.

Recent developments

On June 25, 2014, we entered into a distribution agreement with Right Fortune International Limited to distribute Yolexury and Yolexury Travel Pack, a health juice product which increases energy and stamina, helps to main healthy cardio vascular function and promotes healthy digestive system. According to the distribution agreement, we will be granted exclusive distribution rights in the Greater China area (Mainland China, Hong Kong, Macao and Taiwan) for calendar year 2014. Right Fortunate will manufacture products in accordance with purchase orders placed by us. Furthermore, Right Fortunate has covenanted that all products will meet standards including but not limited to Good Manufacturing Practice standards and qualifications, Certificate of Free Sale and Sanitation standards and qualifications, and are of the highest quality and tested by a third party lab. We will be responsible for assuring that manufacturing and packaging is completed within USA standards and practices. We expect that by entering into this distribution agreement, we will start to build up our reputation as a distributor of health products and consumer goods, and expand our distribution network, which will result in positive cash flow. In addition, we are currently seeking to obtain the distribution rights for a marine phytophlankton product that aids blood cleaning and detoxification and bolsters the immune system and a rice cereal product that boosts needed energy and vitality. We intend to start to distribute the product through a multi-level marketing company affiliated to us in China in the next six months. To facilitate our growth, we acquired Dao Sheng Tradingfor HK$10,000 and set up Joymain International HK in May 2014. We consider Hong Kong as an ideal location to connect to all Asian markets and it provides a comprehensive and advanced legal system for trading and intellectual property protection. Based on the recent developments of our business, in particular our distribution agreement with Right Fortune, we no longer consider ourselves to be a shell company, although we are still in the developmental stage as we have yet to generate substantive revenue from our chosen business and operations.

On July 19, 2013, we closed an offering ( the “Reg. S Offering”) of $1,479,900 in which we issued a total of 49,330,000 shares of common stock, par value $0.001 per share to 856 investors at a purchase price of $0.03 per share in reliance upon the exemption from securities registration afforded by Regulation S (“Regulation S”) as promulgated under the Securities Act of 1933. The Investors in the Reg. S Offering are individuals and independent third-party distributors to a multi-level marketing company in China, Nanjing Joymain Science and Technology Development Co., Ltd (“Nanjing Joymain”). Nanjing Joymain is considered as a related party to us because its director Mr. Xijian Zhou is our controlling shareholder. However, we determined that those investors were not related parties to us because they were independent distributors to Nanjing Joymain None of the investors was issued more than 5% of the shares of the Company in the Reg. S offering.

RESULTS OF OPERATIONS

We have incurred recurring losses to date. Our financial statements have been prepared assuming that we will continue as a going concern and, accordingly, do not include adjustments relating to the recoverability and realization of assets and classification of liabilities that might be necessary should we be unable to continue in operation.

We expect we will require additional capital to meet our long term operating requirements. We expect to raise additional capital through, among other things, the sale of equity or debt securities, although there can be no guarantee that we will be able to raise such capital or, if we are able to, that the terms of such financing will be favorable to our current shareholders.

Year Ended April 30, 2014 Compared to Year Ended April 30, 2013

We have limited operational history. From our inception on August 4, 2010 to April 30, 2014, we did not generate any revenues. Our ability to generate any revenues in the next 12 months continues to be uncertain.

Our net loss for the fiscal year ended April 30, 2014 was $165,659 compared to a net loss of $44,796 for the year ended to April 30, 2013.

Professional Fees. During the year ended April 30, 2014, our company incurred $113,437 of professional fees consisting of auditing, accounting, business advisory, legal and filing fees associated with our company’s name change, stock split, and filing of period reports with the Securities and Exchange Commission (“SEC”). During the year ended April 30, 2013, our company incurred $40,465 of professional fees consisting of auditing, accounting, legal and filing fees associated with our company’s name change, stock split, and filing of period reports with the Securities and Exchange Commission (“SEC”).

Other General and Administrative Expenses. Other general and administrative expenses totaled $54,028 for the year ended April 30, 2014, as compared to $4,331 for the year ended April 30, 2013, an increase of $49,697 or approximately 1,147.5% . Other general and administrative expenses for the years ended April 30, 2014 and 2013 consisted of the following

	Year Ended	Year Ended
	April 30, 2014	April 30, 2013
Travel and entertainment	$17,439	$3,663
Payroll and related benefits	33,405	-
Other	3,184	668
Total	$54,028	$4,331

  Travel and entertainment expense for the year ended April 30, 2014 increased by $13,776, or 376.1%, as compared to the year ended April 30, 2013. The increase was primarily attributable to the increased spending in our travel as a result of us actively searching and on-site communicating and discussing with potential product suppliers and acquisition targets in order to develop our business.

  Payroll and related benefits for the year ended April 30, 2014 increased by $33,405, or 100%, as compared to the year ended April 30, 2013. In order to support our business development activities , we hired two employees in the U.S. during the year ended April 30, 2014 and started incurring salary expenses to our officers in April 2014. We did not have any employee during the year ended April 30, 2013.

  Other general and administrative expenses for the year ended April 30, 2014 increased by $2,516, or 376.6% as compared to the year ended April, 30, 2013. which reflected the increased business activities.

Liquidity and Capital Resources

Our cash and cash equivalents is our principal source of liquidity. At April 30, 2014, we had $1,301,748 in cash and cash equivalents, $900 in prepaid expenses, accounts payable of $12,688, due to related parties of $39,855. At April 30, 2013, we had $1,945 in prepaid expenses, accounts payable of $5,909, and loans from shareholders of $27,113. In July 2013, we received $1,479,900 from the sale of 49,330,000 shares of common stock and incurred $31,104 offering costs related to the transaction. As of April 30, 2014 and 2013, we had accumulated deficits of $1,105,021 and $939,362. Accordingly, there is substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent on our ability to raise additional capital and implement our business plan. The financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for us to continue as a going concern.

Cash Flows Used In Operating Activities

We have not generated positive cash flows from operating activities. For the fiscal year ended April 30, 2014, net cash flows used in operating activities was $157,738, consisting of a net loss of $165,659, the add-back of non-cash item of deprecation of $ 97, an increase in accounts payable of $6,779, and a decrease in prepaid expenses of $1,045. For the fiscal year ended April 30, 2013, net cash flows used in operating activities was $41,233, consisting of a net loss of $44,796, an increase in accounts payable of $4,592, a decrease in inventory of $916, and an increase in prepaid expenses of $1,945. Net cash flows used in operating activities was $216,886 for the period from inception (August 4, 2010) to April 30, 2014.

Cash Flows Used In Investing Activities

Net cash flow used in investing activities reflects the purchase of property and equipment of $2,052 and $0 for the year ended April 30, 2014 and 2013, respectively.

Cash Flows from Financing Activities

We have financed our operations primarily from either advancs from related parties or the issuance of equity. For the year ended April 30, 2014, net cash provided by financing activities was $1,461,538 including proceeds from sales of securities to related parties of $60,782, proceeds from issuance of common stock of $1,479,900, and offset by repayments of shareholders loans of $48,040 and payments of common stock offering costs of $31,104. For the year ended April 30, 2013, net cash provided by financing activities was $22,050, proceeds from related parties and offset by repayments to related parties of $5,663. For the period from inception (August 4, 2010) to April 30, 2014, net cash provided by financing activities were $1,520,686 included in proceeds from issuance of common stock of $1,508,150, proceeds from related parties of $97,343 and offset by payments of common stock offering costs of $31,104 and $53,703 repayments to related parties.

We expect to have significant increases in our capital expenditures for the next twelve months as we are actively developing our business and products. We believe that we will need additional outside capital investments to meet our anticipated cash requirements for the next twelve months.

As our current operations has yet to generate positive cash flow for us, we intend to sell our common shares to investors to raise funds for our operating and investing cash needs. During the next 12 months we anticipate incurring costs related to develop healthcare related consumer products, filing of Exchange Act reports and consummating an acquisition. There is no assurance that we will be able to successfully raise additional funds to support our future operations.

Critical Accounting Policies

We have identified the policies outlined below as critical to our business operations and an understanding of our results of operations. The list is not intended to be a comprehensive list of all of our accounting policies. In many cases, the accounting treatment of a particular transaction is specifically dictated by accounting principles generally accepted in the United States, with no need for management’s judgment in their application.

Our company accounts for income taxes under FASB Codification Topic 740-10-25 (“ASC 740-10-25”). Under ASC 740-10-25, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Development Stage Company

Our company has not generated significant revenues to date; accordingly, our company is considered a development stage enterprise as defined in Financial Accounting Standards Board No. 7, "Accounting and Reporting for Development Stage Companies." Our company is subject to a number of risks similar to those of other companies in an early stage of development.

Going Concern

The financial statements have been prepared on a going concern basis which assumes our company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. Our company has incurred losses since inception resulting in an accumulated deficit of $1,105,021 as of April 30, 2014 and further losses are anticipated in the development of its business raising substantial doubt about our company’s ability to continue as a going concern. The ability to continue as a going concern is dependent upon our company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and or sale of common stock.

Our company will depend almost exclusively on outside capital to complete the development of a business plan. Such outside capital will include proceeds from the issuance of equity securities and may include commercial borrowing. There can be no assurance that capital will be available as necessary to meet these development costs or, if the capital is available, that it will be on terms acceptable to our company.

The issuances of additional equity securities by our company may result in a significant dilution in the equity interests of its current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our company's liabilities and future cash commitments.

Cash and Cash Equivalents

Our company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents. We maintain our cash and cash equivalents with a financial institution in the U.S. Cash and cash equivalents consisted of cash and money market accounts at April 30, 2014.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. In management’s opinion, all adjustments necessary for a fair statement of the results for the interim periods have been made, and all adjustments are of a normal recurring nature.

Foreign Currency Translation

Our company's functional currency and its reporting currency is the United States dollar.

Fair Value of Financial Instruments

Our company adopted ASC 820, Fair Value Measurements and Disclosure (“ASC 820”) for assets and liabilities measured at fair value on a recurring basis. ASC 820 establishes a common definition for fair value to be applied to existing generally accepted accounting principles that require the use of fair value measurements, establishes a framework for measuring fair value and expands disclosure about such fair value measurements. The adoption of ASC 820 did not have an impact on our company’s financial position or operating results, but did expand certain disclosures.

ASC 820 defines fair value as the price that would be received upon sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1: Observable inputs such as quoted market prices in active markets for identical assets or liabilities

Level 2: Observable market-based inputs or unobservable inputs that are corroborated by market data

Level 3: Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

Our company did not identify any assets and liabilities that are required to be presented on the condensed balance sheets at fair value in accordance with the relevant accounting standards.

The carrying values of accounts payables and debts approximate their fair values due to the short maturities of these instruments.

Income Taxes

Income taxes are accounted for under the assets and liability method. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

	For the Year Ended April 30,
	2014	2013
Expected income tax expense(recovery) at the statutory rate of 34%	$(165,659)	$(15,231)
Tax effect of expenses that are not deductible for income tax purposes (net of other amounts deductible for tax purposes)	-	-
Change in valuation allowance	165,659	15,231
Provision for income taxes	$-	$-

The components of deferred income taxes are as follow:

	For the Year Ended April 30,
	2014	2013
Deferred income tax asset:
Net operating loss carryforwards	$191,117	$21,458
Valuation allowance	(191,117)	(21,458)
Deferred income taxes	$-	$-

As of April 30, 2014, the Company has a net operating loss carryforward (“NOL”) of approximately $191,000 available to offset future taxable income through 2033. The NOL is limited under Section 382 of the Internal Revenue Code of 1986 if a change in control or ownership should occur. On March 12, 2013, a change of control occurred which will substantially limit the use of our current NOL in the future. The increases in the valuation allowance at April 30, 2014 and 2013 from their immediate prior year end was $165,659 and $15,231, respectively.

Basic and Diluted Loss Per Share

Our company computes loss per share in accordance with “ASC-260”, “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. Our company has no potential dilutive instruments and accordingly basic loss and diluted loss per share are equal.

Related Parties

Parties are considered to be related to our company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with our company. Related parties also include principal owners of our company, its management, members of the immediate families of principal owners of our company and its management and other parties with which our company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. Our company discloses all related party transactions. All transactions shall be recorded at fair value of the goods or services exchanged. Property purchased from a related party is recorded at the cost to the related party and any payment to or on behalf of the related party in excess of the cost is reflected as a distribution to related party.

Recent Accounting Pronouncements

We have reviewed all the recent accounting pronouncements issued to date of the issuance of these financial statements, and we do not believe any of these pronouncements will have a material impact on the company.

Requirement for Funding

Our cash reserves are not sufficient to meet our obligations for the next twelve month period. As a result, we will need to seek additional funding in the near future. We currently do not have a specific plan of how we will obtain such funding; however, we anticipate that additional funding will be in the form of equity financing from the sale of shares of our common stock. We may also seek to obtain short-term loans from our directors or unrelated parties, although no such arrangements have been made. We do not have any arrangements in place for any future equity financing.

Material Commitments

As of April 30, 2014, we had no material commitments.

Purchase of Significant Equipment

We do not intend to purchase any significant equipment during the next twelve months.

Off Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

An evaluation was conducted under the supervision and with the participation of our management, including Mr. Suqun Lin, our president and our principal executive officer, and Mr. Chengjie He, our principal financial officer and principal accounting officer, of the effectiveness of the design and operation of our disclosure controls and procedures as of April 30, 2014. Based on that evaluation, our management concluded that our disclosure controls and procedures were effective as of such date to ensure that information required to be disclosed in the reports that we file or submit under the Exchange Act, is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms. Such officers also confirmed that there was no change in our internal control over financial reporting during the year ended April 30, 2014 that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

We maintain "disclosure controls and procedures," as such term is defined in Rule 13a-15(e) under the Securities Exchange Act of 1934 (the "Exchange Act"), that are designed to ensure that information required to be disclosed in our Exchange Act reports is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission rules and forms, and that such information is accumulated and communicated to our management, including our president (our principal executive officer, principal financial officer and principal accounting officer), as appropriate, to allow timely decisions regarding required disclosure. We conducted an evaluation, under the supervision and with the participation of our president (our principal executive officer, principal financial officer and principal accounting officer) of the effectiveness of the design and operation of our disclosure controls and procedures as of the end of the period covered by this report pursuant to Rule 13a-15 of the Exchange Act. The evaluation of our disclosure controls and procedures included a review of the disclosure controls' and procedures' objectives, design, implementation and the effect of the controls and procedures on the information generated for use in this report. In the course of our evaluation, we sought to identify data errors, control problems or acts of fraud and to confirm the appropriate corrective actions, if any, including process improvements, were being undertaken. Our management concluded that, as of the end of the period covered by this annual report, our disclosure controls and procedures were effective and were operating at the reasonable assurance level.

Management Report on Internal Control Over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting to provide reasonable assurance regarding the reliability of our financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles. Internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with U.S. generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the Company’s assets that could have a material effect on the financial statements.

Any system of internal control, no matter how well designed, has inherent limitations, including the possibility that a control can be circumvented or overridden and misstatements due to error or fraud may occur and not be detected in a timely manner. Also, because of changes in conditions, internal control effectiveness may vary over time. Accordingly, even an effective system of internal control will provide only reasonable assurance with respect to financial statement preparation. In addition, the design of any system of controls is based in part on certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Over time, controls may become inadequate because of changes in conditions or deterioration in the degree of compliance with policies or procedures. Therefore, any current evaluation of controls cannot and should not be projected to future periods.

Management assessed our internal control over financial reporting as of the year ended April 30, 2014. In making this assessment, management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in the report entitled "Internal Control-Integrated Framework." The COSO framework summarizes each of the components of a company’s internal control system, including (i) the control environment, (ii) risk assessment, (iii) control activities, (iv) information and communication, and (v) monitoring.

Based on management’s assessment using the COSO criteria, management has concluded that the Company’s internal control over financial reporting was effective as of April 30, 2014 to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external reporting purposes in accordance with U.S. generally accepted accounting principles considering our nominal operations, short operating history and relatively small size.

Because we are a smaller reporting company, this Annual Report on Form 10-K does not include an attestation report of our independent registered public accounting firm regarding internal control over financial reporting.

Changes in Internal Control over Financial Reporting

There has been no change in our internal control over financial reporting identified in connection with our evaluation we conducted of the effectiveness of our internal control over financial reporting as of April 30, 2014, that occurred during our fourth fiscal quarter that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

DIRECTORS AND EXECUTIVE OFFICERS

All directors of our company hold office until the next annual meeting of the security holders or until their successors have been elected and qualified. The officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office. We do not have written employment contracts or directorship contracts with our officers and directors. .

The name and position of our present officers and directors are set forth below:

Name	Age	Position	Date First Elected or
			Appointed

Suqun Lin	33	President, Chief Executive Officer, Secretary and Director	March 12, 2013

Chengjie He	28	Chief Financial Officer and Treasure	April 1, 2014

Jian Shao	46	Chief Business Development Officer	April 1, 2014

Biographical Information and Background of Officer and Director

Suqun Lin – President, Secretary, Treasurer and Director

Suqun Lin was appointed as our president, secretary, treasurer and director on March 12, 2013. Since September 2010, Mr. Lin has been the senior operating officer, China District, of Nanjing Joymain a company that specializes in research and development, production and marking of high-tech health care products. As senior operating officer, Mr. Lin is responsible for managing the operations, logistics, customer services, production and procurement departments in the People’s Republic of China. Mr. Lin first joined Naijing Joymain as an administration manager in May 2009 and managed the human resources and office administration of the company. Mr. Lin was promoted to director of the president’s office in December 2009 and further promoted to senior operating officer, China District in December 2010.

From April 2008 to April 2009, Mr. Lin was the Shenzhen branch manager of Shenzhen Yuelang Science and Technology Development Co., Ltd., wherein he managed the business development and public relation affairs in the Shenzhen area. Mr. Lin graduated from Fuzhou University with a Bachelor’s degree in Mechanical Design and Automation.

Chengjie He – Chief Financial Officer and Treasure

Mr. He has been the Executive Assistant to CEO of Nanjing Joymain since March 2013. Mr. Xijian Zhou, our major stockholder, is also the a board member of Nanjing Joymain. As Executive Assistant to CEO, Mr. He serves as liaison to the Board of Directors and the senior management team of Nanjing Joymain and completes a board variety of administrative tasks for the Company. He also manages special overseas investment projects for the Company and monitors various financial reports. From February 2011 to January 2013, Mr. He was the Executive Assistant to the General Manager of United Industry (Asia) Co. Ltd. (“United Industry”), a global household appliance parts supply company. He was responsible for follow-up activities related to United Industry’s investment projects in Jiangsu, China area and participated in the project negotiations and relationship management with the local government. He also monitored four subsidiaries’ cash flows and administrative activities for United Industry. From February 2010 to January 2011, Mr. He was Assistant to Chairman of Nanjing Gianda Construction Investment Group, a construction and real estate investment company, responsible for planning and coordinating the Chairman’s daily schedule. He was also assigned to co-manage the financial department and co-monitor cash flow on various construction projects with the CFO. From June 2006 to January 2008, Mr. He was the Import and Export assistant at Taizhou Kim-top Electromechanical Ltd. responsible for customer communication and trade relationship management.

Mr. He holds a Master of Business Administration degree from Vancouver Island University and a Bachelor’s degree in Chinese literature from Suzhou University.

Jian Shao – Chief Business Development Officer

Since July 2009, Mr. Shao has been the Vice President of Marketing of Nanjing Joymain. Mr. Xijian Zhou, our major stockholder, is also a board member of Nanjing Joymain. As Vice President of Marketing, Mr. Shao is responsible for developing marketing strategies, product promotions and sales incentive programs as well as developing new products for launching in the People’s Republic of China (“PRC”). From June 2008 to July 2009, Mr. Shao was the Marketing Director for Shaklee (China) Co. Ltd. a multi-level marketing company in China, responsible for designing and implementing marketing programs for nutrition products and household and personal care products. From August 2007 to May 2008, Mr. Shao was the CEO of Omnlife China Ltd., a multi-level marketing company in Hefei, Anhui, China. From November 2004 to August 2007, Mr. Shao was the Marketing Director of Pharmanex at NuSkin (China) Daily Health Products Co., Ltd. responsible for health food market programs; he launched Pharmanex products in 2005 and developed product pipelines for the China market. From 1996 to 2004, Mr. Shao was the Associate Product Manager of Pfizer Pharmaceutical Ltd. responsible for Zithromax, an antibiotic medicine, in China. From 1992 to 1995, Mr. Shao was a physician at Huashan Hospital.

Mr. Shao graduated from Shanghai Medical University with a Master’s degree in Clinical Medicine.

Identification of Significant Employees

We have no significant employees, other than Suqun Lin our president, chief executive officer, secretary, and director, and Chengjie He, our chief financial officer and treasure.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

1.	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

2.

any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

3.

been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

4.

been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.

been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.

been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26)), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29)), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Code of Ethics

Our board of directors has not adopted a code of ethics due to the fact that we presently only have one director and we are in the development stage of our operations. We anticipate that we will adopt a code of ethics when we increase either the number of our directors and officers or the number of our employees.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Our common stock is not registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, our officers, directors, and principal stockholders are not subject to the beneficial ownership reporting requirements of Section 16(a) of the Exchange Act.

Audit Committee

We do not have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we have no operations, at the present time, we believe the services of a financial expert are not warranted.

Committees of the Board

All proceedings of our board of directors were conducted by resolutions consented to in writing by all the directors and filed with the minutes of the proceedings of the directors. Such resolutions consented to in writing by the directors entitled to vote on that resolution at a meeting of the directors are, according to the corporate laws of the state of Nevada and the bylaws of our company, as valid and effective as if they had been passed at a meeting of the directors duly called and held.

Our company currently does not have nominating, compensation committees or committees performing similar functions nor does our company have a written nominating, compensation or audit committee charter. Our board of directors does not believe that it is necessary to have such committees because it believes that the functions of such committees can be adequately performed by our directors.

Our company does not have any defined policy or procedure requirements for shareholders to submit recommendations or nominations for directors. The directors believe that, given the early stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our company does not currently have any specific or minimum criteria for the election of nominees to the board of directors and we do not have any specific process or procedure for evaluating such nominees. Our directors assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our board of directors may do so by directing a written request addressed to our president, at the address appearing on the first page of this annual report.

We believe that the member of our board of directors is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. We believe that retaining an independent director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development and the fact that we have not generated any material revenues to date. In addition, we currently do not have nominating, compensation or audit committees or committees performing similar functions nor do we have a written nominating, compensation or audit committee charter. Our board of directors does not believe that it is necessary to have such committees because it believes the functions of such committees can be adequately performed by our board of directors.

EXECUTIVE COMPENSATION

The particulars of the compensation paid to the following persons:

(a)	principal executive officer;

(b)	each of our two most highly compensated executive officers who were serving as executive officers at the end of the years our ended April 30, 2014 and April 30, 2013; and

(c)

up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at the end of the years ended April 30, 2014 and April 30, 2013, who we will collectively refer to as the named executive officers of our company, are set out in the following summary compensation table, except that no disclosure is provided for any named executive officer, other than our principal executive officers, whose total compensation did not exceed $100,000 for the respective fiscal year:

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Suqun Lin(1) President, Chief Executive Officer, Secretary and Director	2013 2014	0 833	0 0	0 0	0 0	0 0	0 0	0 0	0 833
Chengjie He(2) Chief Financial Officer and Treasure	2013 2014	0 750	0 0	0 0	0 0	0 0	0 0	0 0	0 750
Jian Shao(2) Chief Business Development Officer	2013 2014	0 750	0 0	0 0	0 0	0 0	0 0	0 0	0 750

(1)	Appointed on March 12, 2013. The Company modified its compensation policy and started to compensate Mr. Lin on April 1, 2014.

(2)	Appointed on April 1, 2014.

There are no current employment agreements between our company and our sole officer. The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officer. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

Stock Option Plan

Currently, we do not have a stock option plan in favor of any director, officer, consultant or employee of our company.

Stock Options/SAR Grants

During our fiscal years ended April 30, 2014 and 2013 there were no options granted to our named officers or directors.

Outstanding Equity Awards at Fiscal Year End

No equity awards were outstanding as of the years ended April 30, 2014 and 2013.

Compensation of Directors

We do not have any agreements for compensating our directors for their services in their capacity as directors, although such directors are expected in the future to receive stock options to purchase shares of our common stock as awarded by our board of directors.

We have determined that none of our directors are independent directors, as that term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(15) of the NASDAQ Marketplace Rules.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the board of directors or a committee thereof.

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

None of our directors or executive officers or any associate or affiliate of our company during the last two fiscal years, is or has been indebted to our company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table provides certain information regarding the ownership of our common stock, as of July 28, 2014 by:

  each of our executive officers;

  each director;

  each person known to us to own more than 5% of our outstanding common stock; and

  all of our executive officers and directors and as a group.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage

Common Stock	Suqun Lin(2) No. 30 N. Zhongshan Road, Floor 40, Guluo District, Nanjing , Jiangsu Province, P.R.C. 210008	Nil shares of common stock	0%

Common Stock	Xijian Zhou No. 30 N. Zhongshan Road, Floor 38, Guluo District, Nanjing Jiangsu Province, P.R.C. 210008	750,000,000(3) shares of common stock (direct)	78.6%

(1)

The number and percentage of shares beneficially owned is determined under rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days through the exercise of any stock option or other right. The persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

(2)	Suqun Lin is our president, secretary, treasurer and director.

(3)	The percent of class is based on 953,830,000 shares of common stock issued and outstanding as of July 28, 2014.

CHANGES IN CONTROL

On March 12, 2013, pursuant to the terms of a share exchange agreement, Mr. Xijian Zhou acquired an aggregate of 750,000,000 shares of our common stock, representing 82.92% of our issued and outstanding shares as of March 12, 2013. Effective March 12, 2013, (a) Mr. Liang Wei Wang resigned as president, secretary, treasurer, and director of our company; (b) Mr. Suqun Lin, was appointed as our sole director, president, secretary and treasurer. Our company did not receive any proceeds from the transaction. In accordance with the terms of the agreement our company at the closing of the agreement had no assets and liabilities.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS; AND DIRECTOR INDEPENDENCE

We have not entered into any transaction during the last two fiscal years with any director, executive officer, director nominee, 5% or more shareholder, nor have we entered into transaction with any member of the immediate families of the foregoing person (including spouse, parents, children, siblings, and in-laws) or is any such transaction proposed, except as follows: For the year ended April 30, 2014, our majority shareholder loaned us $58,449 for general expenses and professional fees and we repaid the controlling shareholder $48,040. The loans are non-interest bearing, due upon demand and unsecured. For the year ended April 30, 2013, a former Director had loaned us $600 for professional fees and our majority shareholder loaned us $27,113 for general expenses and professional fees. The loans are non-interest bearing, due upon demand and unsecured. In connection with the change of control on March 12, 2013, a former director forgave the loans of $3,785 and the amount was recorded by us as contributed capital. At April 30, 2014 and 2013, our loans from the controlling shareholder amounted to $37,522 and $27,113, respectively.

Other payables-related parties consist of accrued salary payable to our officers. The amounts are expected to be repaid in the form of cash. At April 30, 2014 and 2013, our other payable- related parties to $2,333 and $0, respectively.

Director Independence

We currently act with one director, consisting of Suqun Lin. We have determined that our sole director is not an “independent director” as defined in NASDAQ Marketplace Rule 4200(a)(15).

We do not have a standing audit, compensation or nominating committee, but our board of directors acts in such capacities. We believe that our sole member of our board of directors is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The board of directors of our company does not believe that it is necessary to have an audit committee because we believe that the functions of an audit committee can be adequately performed by the board of directors. In addition, we believe that retaining an independent director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development.

ITEM 11 A. MATERIAL CHANGES

None.

ITEM 12. INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

None.

ITEM 12A. DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by that director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether that indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth estimated expenses we expect to incur in connection with the sale of the shares being registered. All such expenses are estimated except for the SEC and FINRA registration fees.

SEC registration fee	$1,550.75
Printing expenses	$3,000.00
Fees and expenses of counsel for the Company	$35,000.00
Fees and expenses of accountants for Company	$6,500.00
Blue Sky fees and expenses	$-
*Total	$46,050.75

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (‘NRS”) and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company’s articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3) a transaction from which the director derived an improper personal profit; and

(4) willful misconduct.

Our Articles of Incorporation permits us to indemnify our officers and directors to the fullest extent authorized or permitted by law in connection with any proceeding arising by reason of the fact any person is or was our officer or director. Notwithstanding this indemnity, a director shall be liable to the extent provided by law for any liability incurred by him by his own fraud or willful default.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law. Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advance of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

            During the past three years, we effected the following transactions in reliance upon exemptions from registration under the Securities Act as amended. Unless stated otherwise; (i) that each of the persons who received these unregistered securities had knowledge and experience in financial and business matters which allowed them to evaluate the merits and risk of the receipt of these securities, and that they were knowledgeable about our operations and financial condition; (ii) no underwriter participated in, nor did we pay any commissions or fees to any underwriter in connection with the transactions; (iii) the transactions did not involve a public offerings; and (iv) each certificate issued for these unregistered securities contained a legend stating that the securities have not been registered under the Act and setting forth the restrictions on the transferability and the sale of the securities.

On July 19, 2013, we closed an offering ( the “Reg. S Offering”) of $1,479,900 in which we issued a total of 49,330,000 shares of common stock, par value $0.001 per share to 856 investors at a purchase price of $0.03 per share in reliance upon the exemption from securities registration afforded by Regulation S (“Regulation S”) as promulgated under the Securities Act of 1933. The Investors in the Reg. S Offering are individuals and independent third-party distributors to a multi-level marketing company in China, Nanjing Joymain Science and Technology Development Co., Ltd (“Nanjing Joymain”). Nanjing Joymain is considered as a related party to us because its director Mr. Xijian Zhou is our controlling shareholder. However, we determined that those investors were not related parties to us because they were independent distributors to Nanjing Joymain. None of the investors was issued more than 5% of the shares of the Company in the Reg. S offering.

Item 16.                Exhibits

Exhibit No.	Description

3.1	Articles of Incorporation (incorporated by reference to our Registration Statement on Form S-1 filed on May 31, 2011)

3.2	Amended Articles of Incorporation(incorporated by reference to our Current Report on Form 8-K filed on April 11, 2013)

3.3	Bylaws (incorporated by reference to our Registration Statement on Form S-1 filed on May 31, 2011)

5.1*	Opinion of Hunter Taubman Weiss LLP

10.1	Subscription Agreement (incorporated by reference to our Registration Statement on Form S-1 filed on July 18, 2014)

23.1*	Consent of RBSM, LLP, Independent Registered Public Accounting Firm.

23.3*	Consent of Hunter Taubman Weiss LLP (included in Exhibit 5.1)

101**	Interactive Data Files
101.	INS XBRL Instance Document
101.	SCH XBRL Taxonomy Extension Schema Document
101.	CAL XBRL Taxonomy Extension Calculation Linkbase Document
101.	DEF XBRL Taxonomy Extension Definition Linkbase Document
101.	LAB XBRL Taxonomy Extension Label Linkbase Document
101.	PRE XBRL Taxonomy Extension Presentation Linkbase Document

*	Filed herewith.

**

Furnished herewith. Pursuant to Rule 406T of Regulation S-T, the Interactive Data Files on Exhibit 101 hereto are deemed not filed or part of any registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, are deemed not filed for purposes of Section 18 of the Securities and Exchange Act of 1934, and otherwise are not subject to liability under those sections.

ITEM 17.      UNDERTAKINGS.

            The undersigned registrant hereby undertakes to:

            (1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

                          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

                          (iii) Include any additional or changed material information on the plan of distribution.

            (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

            (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

            (4) For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                          (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

                          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

                          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

                          (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

            (5) The undersigned registrant issuer hereby undertakes to provide to the underwriters, at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

            (6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

            In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

            (7) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

            For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time as the initial bona fide offering thereof.

            (8) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1/A1 and authorized this Registration Statement on Form S-1/A1 to be signed on its behalf by the undersigned, thereunto duly authorized, on July 29, 2014.

Joymain International Development Group Inc.

By:	/s/ Suqun Lin
Suqun Lin
President, Chief Executive Officer,
Secretary and Director

By:	/s/ Chengjie He
Chengjie He
Chief Financial Officer, Principal Accounting Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints CEO her true and lawful attorney-in-fact, with full power of substitution and resubstitution for her and in her name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or her substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

            In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Suqun Lin	President, Chief Executive Officer	July 29, 2014
Suqun Lin	Secretary and Director

/s/ Chengjie He	Chief Financial Officer and Treasurer	July 29, 2014
Chengjie He	( Principal Accounting Officer)

/s/Jian Shao
Jian Shao	Chief Business Development Officer	July 29, 2014